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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  APRIL 7, 2003
                Date of Report (Date of earliest event reported)



                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                    0-12050                52-1528581
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)


                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
              (Address of principal executive offices and zip code)


                                 (949) 425-4110
                         (Registrant's telephone number,
                              including area code)


                                 (949) 425-4586
                         (Registrant's facsimile number,
                              including area code)


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
ITEM  5.     OTHER  EVENTS

On April 7, 2003, the Registrant entered into a series of agreements described below:

PURCHASE  AND  SALE  AGREEMENT

1) A Purchase and Sale Agreement (the "PAS Agreement") with Health Net, Inc. ("HNI") to acquire all the issued and outstanding capital stock of its subsidiary, Health Net Dental, Inc. ("HND") (the ''HND Stock''), a California domiciled dental health maintenance organization ("Dental HMO"). The PAS Agreement between the parties describes the transaction, which is subject to certain closing conditions typical of transactions of this type, including but not limited to, (i) appropriate regulatory approval from the California Department of Managed Health Care (the "Department") and (ii) no material adverse change in either party.

ASSUMPTION  AND  INDEMNITY  REINSURANCE  AGREEMENT

2) An Assumption and Indemnity Reinsurance Agreement (the "Reinsurance Agreement") between Health Net Life Insurance Company ("HNL") and SafeHealth Life Insurance Company ("SafeHealth"), a subsidiary of Registrant, under which SafeHealth will reinsure and assume certain dental indemnity and dental preferred provider organization ("PPO") contracts of HNL which are being sold to a Registrant as part of this transaction. The Reinsurance Agreement provides for the transfer from HNL to SafeHealth of substantially all of the dental indemnity and dental PPO business of HNL in California, Arizona and Oregon. The Reinsurance Agreement is subject to certain closing conditions, including but not limited to, the approval by the Oregon Department of Insurance, the filing of certain insurance policy forms with the state departments of insurance in Arizona and Oregon, no material adverse change in either party, and the closing of the PAS Agreement.

NETWORK  ACCESS  AGREEMENT

3) A Network Access Agreement ("Network Agreement") which provides access to the HNL panel of dental PPO providers to the extent that such dental PPO provider contracts can not be assigned for any reason by HNL to SafeHealth. There are no closing conditions with respect to the Network Agreement other than the closing of the PAS Agreement transaction.

STRATEGIC  RELATIONSHIP  AGREEMENT

4) A Strategic Relationship Agreement ("Strategic Agreement") by which HND and SafeHealth will make certain dental products available for sale by HNI to HNI group and individual medical HMO and Preferred Provider Organizational members in California, Arizona and Oregon. The Strategic Agreement will become effective upon the closing of the PAS Agreement. The term of the Strategic
Agreement is sixty (60) months with an option for HNI to renew the strategic relationship for an additional sixty (60) month period.

Collectively, the PAS Agreement, the Reinsurance Agreement, the Network Agreement and the Strategic Agreement described above are referred to as the "Transactions."

CLOSING

The Registrant anticipates the Transactions will be completed by the end of the third quarter of 2003, but there can be no assurance that the Transactions will be completed. Assuming the Transactions are completed, after the close of the Transactions, the Registrant plans to cause the merger of HND into and with the Registrant's wholly owned California subsidiary, SafeGuard Health Plans, Inc., a California corporation and a licensee under the Knox-Keene Health Care Service Plan Act of 1975, as amended.

PURCHASE  PRICE

If the Transactions close, the Registrant will pay HNI for the HND Stock and the Transactions the total consideration of (i) nine million dollars ($9,000,000) in cash; plus (ii) an amount equal to the amount of Tangible Net Equity of HND in excess of the minimum amount of Tangible Net Equity required by Title 28,
Section 1300.76 of the California Code of Regulations ("Section 1300.76") as of the closing date (the "Excess Amount").

SUMMARY  OF  THE  ACQUISITION

HND, a subsidiary of HNI, operates a Dental HMO in the state of California, is licensed as a Specialized Knox-Keene Health Care Service Plan by the Department, and offers Dental HMO plans in the state of California for both individuals and employer groups. HND has established a network of approximately 3,000 licensed dentists in the state of California who have contracted with HND to provide Dental HMO services to enrollees. HNL has established a network of approximately 7,000 licensed dentists in California and Arizona to provide dental PPO services to HNL enrollees. HND and HNL currently provide dental benefits to approximately 450,000 members.

LETTER  OF  INTENT  TO  PURCHASE  HEALTH  NET  VISION,  INC.  BY  THE REGISTRANT

On April 7, 2003, the Registrant and HNI entered into a binding letter of intent ("LOI") whereby Registrant would (i) acquire from HNI all the issued and outstanding capital stock of Health Net Vision, Inc. ("HNV") through a Stock Purchase Agreement (the "Stock Agreement"); (ii) receive all the contracts between HNV and its California clients, members, providers and brokers other than those vision contracts with HNT employees, groups and individuals who or which are enrolled in HNV and who or which also purchased HNT medical products, and the group contracts for Medi-Cal and other similar type government sponsored contracts (the "Government Sponsored Contracts"). Under the LOI, SafeHealth would also acquire from HNL, through an Assumption and Indemnity Reinsurance Agreement and a Network Access Agreement, all of the California commercial vision business underwritten and/or controlled by HNL, including but not limited to, all the group, individual, preferred provider and agent contracts relating to the California commercial vision business of HNL.

TERMS  OF  THE  TRANSACTION

Under the LOI, Registrant will acquire from HNI one hundred percent (100%) of the issued and outstanding capital stock of HNV (the "Vision Stock"). The assets of HNV shall include its license to conduct business in California as a Specialized Vision Health Care Service Plan pursuant to the Knox-Keene Health Care Service Plan Act of 1975, as amended, and shall also include, but not be limited to, the Minimum Tangible Net Equity requirements of HNV as of the closing, all the HNV provider contracts, agent and broker contracts, and the commercial group and individual member vision contracts. The assets of HNV will not include the Government Sponsored Contracts or the Health Net employees, groups and individuals who or which also purchased HNT medical products.

Pursuant to the LOI, HNV and/or SafeHealth, as may be applicable, will enter into an Administrative Services Agreement (the "ASA") upon closing of the transaction to provide for the transition of the vision business maintained by Health Net of Arizona, Inc. ("HNT-AZ"), through December 31, 2004, for which Registrant will charge HNT a percentage of the claims paid by HNV or SafeHealth, as applicable, related to the HNT-AZ vision business. HNL would have the option to extend the ASA for an additional one (1) year period for a rate to be charged by HNV or SafeHealth to compensate HNV or SafeHealth adequately for the services provided under the ASA (collectively the "Vision Transaction").

Under the LOI, SafeHealth would also acquire from HNL, through an Assumption and Indemnity Reinsurance Agreement and a Network Access Agreement, all of the California commercial vision business underwritten and/or controlled by HNL, including but not limited to, all the group, individual, preferred provider and agent contracts relating to the California commercial vision business of HNL.

PURCHASE  PRICE

The purchase price for the Vision Transaction will be an amount equal to (i) three million dollars ($3,000,000) plus; (ii) an amount equal to the amount of Tangible Net Equity of HNV in excess of the Minimum TNE Requirement (the "Excess Amount") and (iii) fifty percent (50%) of the network rental payment received by HNV after closing for the services provided by HNV to an unrelated third party vision network under contract with HNV, commencing upon the closing of the Vision Transaction through the month of service for December 2004. Registrant will pay to HNT in cash or by wire transfer at the closing all components of the Purchase Price except those related to item (iii) above and the Minimum TNE Requirement related solely to HNV's Government Sponsored Contracts. The Minimum TNE Requirement related solely to HNV's Government Sponsored Contracts will be paid to HNT on the last day of the first full quarter following the closing.

CLOSING

Closing of the Vision Transaction shall occur as of the last day of the calendar month in which a) all required regulatory approvals of the Vision Transaction have been received by the parties; and b) the earlier of the following shall have occurred: (i) December 31, 2003; (ii) the transaction between Registrant and HNI for the purchase and sale of HND shall have terminated; or (iii) the HND Transactions close.

NON  SOLICITATION  PROVISIONS

As part of the LOI, HNT agreed that for so long as the LOI remains in effect, it will no longer solicit or entertain offers or enter into any agreements for any transaction that is comparable to the Vision Transaction, and also will not furnish information to any person or entity for such purpose for the period through May 15, 2003, during which period the parties will use their good faith efforts to develop and execute the Definitive Agreements setting forth the terms of the Vision Transaction. Notwithstanding the foregoing, Registrant acknowledged that it is the intent of HNT to enter into a strategic relationship agreement with another party to sell HNT private labeled vision products in California, Oregon and Arizona and that as result of such strategic relationship agreement, HNT will continue to offer and sell vision products in such states.

QUALIFICATIONS

The description of the Transactions contained in this filing is qualified in its entirety by reference to the provisions of the Purchase and Sale Agreement dated as of April 7, 2003, without exhibits, filed as Exhibit 10.43 to this Current Report on Form 8-K (1), the Network Access Agreement dated as of April 7, 2003, filed as Exhibit 10.44 to this Current Report on From 8-K, the Assumption and Indemnity Reinsurance Agreement dated as of April 7, 2003 filed as Exhibit 10.45 to this Current Report on From 8-K, the Strategic Relationship Agreement dated as of April 7, 2003, filed without exhibits, filed as Exhibit 10.46 to this Current Report on Form 8-K (1) and the Vision LOI dated as of April 7, 2003, filed as Exhibit 10.47. A copy of the Press Release, dated April 7, 2003, issued in connection with these Transactions is also filed as Exhibit 99.1 to this Current Report on Form 8-K.


                                      * * *



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)





_____________________________

(1) Registrant agrees to furnish a supplemental copy of schedules and exhibits to the Securities and Exchange Commission upon request.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (A)     EXHIBITS

     EXHIBIT NO.    DESCRIPTION
     -----------    -----------

     10.43 Purchase and Sale Agreement dated as of April 7, 2003, without exhibits, filed herewith (1).

     10.44 Network Access Agreement dated as of April 7, 2003, filed herewith.

     10.45 Assumption and Indemnity Reinsurance Agreement dated as of April 7, 2003, filed herewith.

     10.46 Strategic Relationship Agreement dated as of April 7, 2003, without exhibits, filed herewith (1).

     10.47 Vision Letter of Intent dated as of April 7, 2003, filed herewith.

     99.1 Press Release, dated April 7 2003 regarding these Transactions, filed herewith.

                                      * * *

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)




(1) Registrant agrees to furnish a supplemental copy of schedules and exhibits to the Securities and Exchange Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         SAFEGUARD  HEALTH  ENTERPRISES,  INC.



Date:  April  25,  2003       By:   /s/  Dennis  L.  Gates
                                  -------------------------------------------
                                  DENNIS  L.  GATES
                                  Senior  Vice President and
                                  Chief Financial Officer



Date:  April  25,  2003       By:   /s/  Ronald  I.  Brendzel
                                  -------------------------------------------
                                  RONALD  I.  BRENDZEL
                                  Senior Vice President and Secretary

                                INDEX TO EXHIBITS


EXHIBIT  NO.        DESCRIPTION
------------        -----------

     10.43 Purchase and Sale Agreement dated as of April 7, 2003, without exhibits, filed herewith (1).

     10.44 Network Access Agreement dated as of April 7, 2003, filed herewith.

     10.45 Assumption and Indemnity Reinsurance Agreement dated as of April 7, 2003, filed herewith.

     10.46 Strategic Relationship Agreement dated as of April 7, 2003, without exhibits, filed herewith (1).

     10.47 Vision Letter of Intent dated as of April 7, 2003, filed herewith.

     99.1 Press Release, dated April 7 2003 regarding these Transactions, filed herewith.




(1) Registrant agrees to furnish a supplemental copy of schedules and exhibits to the Securities and Exchange Commission upon request.

      EXHIBIT 10.43 TO CURRENT REPORT ON FORM 8-K DATED AS OF APRIL 7, 2003
      ---------------------------------------------------------------------

______________________________________________________________________________




                           PURCHASE AND SALE AGREEMENT



                                 BY AND BETWEEN



                       SAFEGUARD HEALTH ENTERPRISES, INC.
                                    PURCHASER

                                       AND

                                HEALTH NET, INC.
                                     SELLER






                            DATED AS OF APRIL 7, 2003



 ______________________________________________________________________________

                        TABLE OF CONTENTS


ARTICLE I DEFINITIONS                                                         2

     Section 1.1    Certain Definitions . . . . . . . . . . . . . . . . . . . 2
     Section 1.2    Other Definitions . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II THE TRANSACTIONS                                                   7

     Section 2.1    General . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 2.2    Purchase and Sale of the Shares . . . . . . . . . . . . . 7
     Section 2.3    Assumption and Indemnity Reinsurance Agreement. . . . . . 7
     Section 2.4    HNL Contracts . . . . . . . . . . . . . . . . . . . . . . 8
     Section 2.5    Non-Assignable Contracts. . . . . . . . . . . . . . . . . 8
     Section 2.6    Books and Records . . . . . . . . . . . . . . . . . . . . 8
     Section 2.7    Strategic Relationship. . . . . . . . . . . . . . . . . . 9
     Section 2.8    Transition Services Agreement . . . . . . . . . . . . . . 9
     Section 2.9    Network Access Agreement. . . . . . . . . . . . . . . . . 9
     Section 2.10   Purchase Price. . . . . . . . . . . . . . . . . . . . . . 9
     Section 2.11   Distribution of Excess Tangible Net Equity. . . . . . . . 9
     Section 2.12   Purchase Price Allocation 10
     Section 2.13   Closing . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 2.14   Adjustment to Purchase Price. . . . . . . . . . . . . . .10
     Section 2.15   Deliveries at the Closing by Seller . . . . . . . . . . .11
     Section 2.16   Deliveries at the Closing by Purchaser. . . . . . . . . .12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER                         12

     Section 3.1    Organization of Seller. . . . . . . . . . . . . . . . . .12
     Section 3.2    Authorization, Validity and Enforceability. . . . . . . .13
     Section 3.3    No Violation or Breach. . . . . . . . . . . . . . . . . .13
     Section 3.4    Consents and Approvals. . . . . . . . . . . . . . . . . .13
     Section 3.5    Organization and Qualification of the Company . . . . . .14
     Section 3.6    Organization and Qualification of HNL . . . . . . . . . .14
     Section 3.7    Capitalization of the Company . . . . . . . . . . . . . .14
     Section 3.8    Title to the Shares . . . . . . . . . . . . . . . . . . .14
     Section 3.9    Options or Other Rights . . . . . . . . . . . . . . . . .15
     Section 3.10   Financial Statements. . . . . . . . . . . . . . . . . . .15
     Section 3.11   No Material Adverse Change. . . . . . . . . . . . . . . .16
     Section 3.12   Permits . . . . . . . . . . . . . . . . . . . . . . . . .17
     Section 3.13   Compliance with Law . . . . . . . . . . . . . . . . . . .17
     Section 3.14   Legal Proceedings . . . . . . . . . . . . . . . . . . . .18
     Section 3.15   Contracts . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 3.16   Employees . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 3.17   Employee Benefit Matters. . . . . . . . . . . . . . . . .20
     Section 3.18   No Brokers 20
     Section 3.19   Title to and Condition of Properties. . . . . . . . . . .20
     Section 3.20   Real Property Leases. . . . . . . . . . . . . . . . . . .21
     Section 3.21   Insurance . . . . . . . . . . . . . . . . . . . . . . . .21

     Section 3.22   Environmental Matters . . . . . . . . . . . . . . . . . .21
     Section 3.23   Software. . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 3.24   Transactions With Affiliates. . . . . . . . . . . . . . .21
     Section 3.25   Improper Payments . . . . . . . . . . . . . . . . . . . .22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER                       22

     Section 4.1    Organization of Purchaser . . . . . . . . . . . . . . . .22
     Section 4.2    Authorization, Validity and Enforceability. . . . . . . .22
     Section 4.3    No Violation or Breach. . . . . . . . . . . . . . . . . .22
     Section 4.4    Consents and Approvals. . . . . . . . . . . . . . . . . .23
     Section 4.5    Legal Proceedings . . . . . . . . . . . . . . . . . . . .23
     Section 4.6    Certain Governmental Consents . . . . . . . . . . . . . .23
     Section 4.7    Investment Representation . . . . . . . . . . . . . . . .23
     Section 4.8    No Brokers. . . . . . . . . . . . . . . . . . . . . . . .24
     Section 4.9    Investigation by Purchaser. . . . . . . . . . . . . . . .24

ARTICLE V COVENANTS OF PURCHASER AND SELLER                                  25

     Section 5.1    Conduct of Business . . . . . . . . . . . . . . . . . . .25
     Section 5.2    Consents and Approvals. . . . . . . . . . . . . . . . . .27
     Section 5.3    Cooperation and Further Assurances. . . . . . . . . . . .27
     Section 5.4    Access to Information . . . . . . . . . . . . . . . . . .27
     Section 5.5    Notice of Litigation and Requests . . . . . . . . . . . .28
     Section 5.6    Notice of Changes and Defaults. . . . . . . . . . . . . .28
     Section 5.7    Confidentiality . . . . . . . . . . . . . . . . . . . . .28
     Section 5.8    Publicity . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 5.9    Distribution of Excess Tangible Net Equity. . . . . . . .29
     Section 5.10   Transfer of HNL Contracts . . . . . . . . . . . . . . . .29
     Section 5.11   Reinsurance Agreement . . . . . . . . . . . . . . . . . .30
     Section 5.12   Strategic Relationship Agreement. . . . . . . . . . . . .30
     Section 5.13   Transition Service Agreement. . . . . . . . . . . . . . .30
     Section 5.14   Network Access Agreement. . . . . . . . . . . . . . . . .30
     Section 5.15   Termination of Contracts. . . . . . . . . . . . . . . . .30
     Section 5.16   Employment Matters; Severance . . . . . . . . . . . . . .30
     Section 5.17   Name Change . . . . . . . . . . . . . . . . . . . . . . .31
     Section 5.18   Sale of MediCal and Healthy Families Business . . . . . .32
     Section 5.19   Interaffiliate Accounts . . . . . . . . . . . . . . . . .32
     Section 5.20   Non-Competition . . . . . . . . . . . . . . . . . . . . .32

ARTICLE VI CONDITIONS TO PURCHASER'S OBLIGATIONS                             33

     Section 6.1    Representations, Warranties and Covenants . . . . . . . .33
     Section 6.2    No Proceeding or Litigation . . . . . . . . . . . . . . .33
     Section 6.3    Corporate Action. . . . . . . . . . . . . . . . . . . . .33
     Section 6.4    Consents and Approvals. . . . . . . . . . . . . . . . . .33
     Section 6.5    Resignation of Officers and Directors . . . . . . . . . .34
     Section 6.6    Transfer of HNL Contracts . . . . . . . . . . . . . . . .34
     Section 6.7    Strategic Relationship Agreement. . . . . . . . . . . . .34
     Section 6.8    Transfer of Books and Records . . . . . . . . . . . . . .34

     Section 6.9    Reinsurance Agreement . . . . . . . . . . . . . . . . . .34
     Section 6.10   Network Access Agreement. . . . . . . . . . . . . . . . .34
     Section 6.11   Transition Services Agreement . . . . . . . . . . . . . .34

ARTICLE VII CONDITIONS TO SELLER'S OBLIGATIONS                               34

     Section 7.1    Representations, Warranties and Covenants . . . . . . . .34
     Section 7.2    No Proceeding or Litigation . . . . . . . . . . . . . . .34
     Section 7.3    Corporate Action. . . . . . . . . . . . . . . . . . . . .35
     Section 7.4    Consents and Approvals. . . . . . . . . . . . . . . . . .35
     Section 7.5    Purchase Price. . . . . . . . . . . . . . . . . . . . . .35
     Section 7.6    Strategic Relationship Agreement. . . . . . . . . . . . .35
     Section 7.7    Reinsurance Agreement . . . . . . . . . . . . . . . . . .35
     Section 7.8    Network Access Agreement. . . . . . . . . . . . . . . . .35
     Section 7.9    Transition Services Agreement . . . . . . . . . . . . . .35

ARTICLE VIII SURVIVAL, INDEMNIFICATION AND ARBITRATION                       35

     Section 8.1    Survival. . . . . . . . . . . . . . . . . . . . . . . . .35
     Section 8.2    Indemnification . . . . . . . . . . . . . . . . . . . . .35
     Section 8.3    Treatment of Indemnity Payments . . . . . . . . . . . . .37
     Section 8.4    Mitigation of Loss. . . . . . . . . . . . . . . . . . . .37
     Section 8.5    Subrogation . . . . . . . . . . . . . . . . . . . . . . .37
     Section 8.6    Tax Indemnification . . . . . . . . . . . . . . . . . . .37
     Section 8.7    Exclusive Remedy. . . . . . . . . . . . . . . . . . . . .37
     Section 8.8    Arbitration . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE IX TAX MATTERS                                                       38

     Section 9.1    Seller Indemnification. . . . . . . . . . . . . . . . . .38
     Section 9.2    Purchaser and the Company Indemnification . . . . . . . .39
     Section 9.3    Preparation of Tax Returns. . . . . . . . . . . . . . . .39
     Section 9.4    Refunds or Credits. . . . . . . . . . . . . . . . . . . .39
     Section 9.5    Section 338(h)(10) Election . . . . . . . . . . . . . . .40
     Section 9.6    Mutual Cooperation. . . . . . . . . . . . . . . . . . . .41
     Section 9.7    Contests. . . . . . . . . . . . . . . . . . . . . . . . .41
     Section 9.8    Survival of Obligations . . . . . . . . . . . . . . . . .42

ARTICLE X TERMINATION                                                        42

     Section 10.1   Termination . . . . . . . . . . . . . . . . . . . . . . .42
     Section 10.2   Effect of Termination . . . . . . . . . . . . . . . . . .42

ARTICLE XI MISCELLANEOUS                                                     43

     Section 11.1   Notices . . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 11.2   Fees and Expenses . . . . . . . . . . . . . . . . . . . .44
     Section 11.3   Entire Agreement; Waivers and Amendments. . . . . . . . .44
     Section 11.4   Assignment; Binding Effect. . . . . . . . . . . . . . . .44
     Section 11.5   Severability. . . . . . . . . . . . . . . . . . . . . . .44
     Section 11.6   Force Majeure . . . . . . . . . . . . . . . . . . . . . .45
     Section 11.7   Governing Law . . . . . . . . . . . . . . . . . . . . . .45

     Section 11.8   Headings. . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 11.9   Counterparts. . . . . . . . . . . . . . . . . . . . . . .45
     Section 11.10  No Third Party Beneficiaries. . . . . . . . . . . . . . .45

SCHEDULES                                                                    47

EXHIBIT A      REINSURANCE AGREEMENT                                         49

EXHIBIT B      STRATEGIC RELATIONSHIP AGREEMENT                              50

EXHIBIT C      NETWORK ACCESS AGREEMENT                                      51

EXHIBIT D      SEVERANCE PLAN                                                52

EXHIBIT E      HEALTH NET SEVERANCE POLICY                                   53

                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT is made and entered into as of April 7, 2003, among SafeGuard Health Enterprises, Inc., a Delaware corporation, or its Designee ("Purchaser") and Health Net, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller is the beneficial and record owner of 475 shares of common stock, $.10 par value per share (the "Shares"), of Health Net Dental, Inc., a California specialized health care service plan (the "Company"), which Shares constitute all of the issued and outstanding capital stock of the Company;

     WHEREAS, the Company provides prepaid dental HMO coverage for both commercial and government members in California and administers dental PPO and dental indemnity products underwritten by Health Net Life Insurance Company, a wholly-owned subsidiary of Seller ("HNL"), in California, Oregon and Arizona;

     WHEREAS, Purchaser desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Purchaser, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Purchaser desires to purchase from HNL, and HNL desires to sell to Purchaser or its Designee, all of the California, Arizona and Oregon dental PPO and dental indemnity insurance business underwritten and/or controlled by HNL, including all the group and individual dental insurance policies and certificates, dental provider agreements and agent contracts comprising the Dental Business Assets;

     WHEREAS, Seller and Purchaser agree that those dental PPO and dental indemnity policies and the liabilities relating thereto shall be transferred by HNL to SafeHealth Life Insurance Company, an Affiliate of Purchaser ("SafeHealth"), through an Assumption and Indemnity Reinsurance Agreement (the "Reinsurance Agreement");

     WHEREAS, Purchaser and Seller desire to enter into a strategic relationship agreement whereby each party will market the products of the other party in California, Arizona and Oregon (the "Strategic Relationship Agreement"); and

     WHEREAS, the transactions contemplated by this Agreement, the Reinsurance Agreement, the Strategic Relationship Agreement, the Transition Services Agreement and the Network Access Agreement constitute the "Transactions."

     NOW, THEREFORE, in consideration of the promises set forth above and of the representations, warranties, covenants and agreements contained herein, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------


     Section 1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

     "Affiliate"  means, with respect to any Person, any entity that directly or
      ---------
indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition and the definition of "Subsidiaries" below, "control" (or "controlled", "controlled by" and "under common control with" as the context may require) of a Person means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the voting securities of such Person.

     "Books  and Records" means the originals or copies of all books and records
     -------------------
(including computer generated or stored information) in the possession or control of HNL, the Company or the Seller and relating primarily to and necessary for the operation by Purchaser of the Dental Business, including lists of dental PPO and dental indemnity insureds of HNL, claims files, information files and data related to the dental PPO and dental indemnity dental insurance underwritten by HNL, communications, inventory of current forms, business records, claim forms, sales records, underwriting records, financial records, personnel records and compliance records, but excluding (i) personnel records relating to Employees terminated by Seller as of the Closing Date to the extent transfer of such personnel records is limited by applicable Law, (ii) except to the extent expressly provided herein, information constituting proprietary information, trade secrets, or know-how of Seller, HNL or their Affiliates, including internal management reports but excluding such Books and Records that are required by Purchaser to operate the Dental Business, and (iii) any records that Seller or HNL is required by any applicable Law to retain.

     "Business  Day"  means  any day except a Saturday, Sunday or a day on which
     --------------
banks located in Los Angeles, California are required or are authorized by Law or by executive order to close.

     "Closing  Balance  Sheet" means that balance sheet of the Company as of the
     ------------------------
Closing Date prepared by Seller in accordance with SAP separately setting forth the Excess Tangible Net Equity, the other assets, properties, liabilities and stockholders equity of the Company as of the Closing Date.

     "Code" means the Internal Revenue Code of 1986 and the Treasury Regulations
      ----
promulgated  thereunder,  as  in  effect  on  the  date  hereof.

     "Dental  Business"  means  (i)  the  pre-paid  dental HMO coverage for both
     -----------------
commercial  and  government  members  in California provided by the Company, and
(ii) the dental PPO and dental indemnity insurance policies and certificates underwritten by HNL and providing coverage to subscribers and their dependents in California, Arizona and Oregon.

     "Dental  Business  Assets"  means  (i)  the dental PPO and dental indemnity
     --------------------------
insurance policies and certificates underwritten by HNL in California, Arizona and Oregon, (ii) the Books and Records and (iii) the HNL Contracts.

     "Department"  means  the  California  Department  of  Managed  Health Care.
      ----------

     "Designee"  means  an  Affiliate  or  Subsidiary  of  Purchaser approved by
      --------
Seller.

     "Effective  Date"  means  effective  date  of  the  Reinsurance  Agreement.
      ---------------

     "ERISA"  means  the  Employee  Retirement  Income  Security Act of 1974, as
      -----
amended.

     "GAAP"  means generally accepted accounting principles consistently applied
      ----
throughout the specified period and in the comparable period in the immediately preceding year.

     "Governmental  Authority"  means  any  government  or political subdivision
      -----------------------
thereof, whether federal, state or local, or any agency, commission, department or other instrumentality of any such government or political subdivision.

     "Knowledge  of  Seller"  means  the  actual knowledge of David W. Anderson,
      ---------------------
Roupen Berberian, Ivan N. Berger, Douglas A. King, Susan Klarner, Juanell Hefner, Gerald Nosewicz and Christopher P. Wing.

     "Knowledge  of  Purchaser"  means the actual knowledge of James E. Buncher,
      -----------------------
Dennis  L.  Gates  and  Ronald  I.  Brendzel.

     "Law" means all applicable laws, decisions, rules, regulations, ordinances,
      ---
codes, statutes, judgments, injunctions, orders, decrees, licenses, permits, policies, administrative interpretations and other requirements of Governmental Authorities.

     "Liabilities"  means,  with  respect  to any Person, any direct or indirect
      -----------
indebtedness, liability, claim, loss, damage, deficiency or obligation required to be set forth or otherwise disclosed on a financial statement of such Person under GAAP or SAP, as appropriate.

     "Lien"  means any lien, pledge, mortgage, security interest, claim, charge,
      ----
lease, easement, option, right of first refusal or other limitation on transfer, or other encumbrance or restriction.

     "Litigation" means any action, suit, claim or administrative or arbitration
      ----------
proceeding.

     "Material  Contract"  means  any  written contract, agreement, arrangement,
      ------------------
instrument, bond, commitment, franchise, indemnity, indenture, lease, license, or understanding (other than the Transaction Documents) to which the Company is subject or which is a HNL Contract that (i) obligates the Company or HNL to pay an amount in excess of $50,000 in any twelve-month period or $100,000 in any two year period; (ii) provides for the extension of credit to an unaffiliated third party in an amount greater than $50,000 (other than capitation payments made in the ordinary course of business); (iii) provides for a guaranty by the Company or HNL of obligations of others in excess of $50,000; (iv) constitutes an employment agreement or personal service contract not terminable on less than sixty (60) days' notice without penalty; or (v) expressly limits, in any material respect, the ability of the Company or HNL to engage in any line of business, compete with any person or expand the nature or geographic scope of its business. Notwithstanding the foregoing, the term "Material Contract(s)" does not include (i) agreements with dentists, dental service providers and providers of dental supplies, or purchasers of dental coverage entered into by the Company in the ordinary course of business, unless such contract includes a provision for a minimum payment in excess of $50,000 in any twelve-month period or $100,000 in any two year period.

     "Person"  means any individual, corporation, partnership, limited liability
      ------
company, firm, joint venture, association, joint-stock company, trust, unincorporated association, Governmental Authority or other entity or organization.

     "Policy  Liabilities"  means those liabilities of HNL reinsured and assumed
      -------------------
by SafeHealth pursuant to the Reinsurance Agreement and as more specifically defined by the Reinsurance Agreement.

     "Purchaser  Material  Adverse Effect" means any material adverse change in,
      ------------------------------------
or material adverse effect on, the business, financial condition or operations of Purchaser and its Subsidiaries, taken as a whole; provided, however, that the
                                                     --------  -------
effects of changes that are generally applicable to (i) the industries or markets in which Purchaser and its Subsidiaries operate; (ii) the United States economy or local economy in which the Purchaser operates; or (iii) the United States securities markets shall be excluded from the determination of Purchaser Material Adverse Effect; and provided, further, that any adverse effect on
                                 --------   -------
Purchaser and its Subsidiaries resulting from the execution of this Agreement and the Transactions contemplated hereby shall also be excluded from the determination of Purchaser Material Adverse Effect.

     "SAP"  means statutory accounting principles prescribed or permitted by the
      ---
Department consistently applied throughout the specified period and in the comparable period in the immediately preceding year in connection with the preparation of the Financial Statements of the Company.

     "Seller  Material  Adverse Effect" means any material adverse change in, or
      ---------------------------------
material adverse effect on, the business, financial conditions or operations of the Company or the HNL Dental Business, taken as a whole; provided, however,
                                                              --------  -------
that the effects of changes that are generally applicable to (i) the industries or markets in which Seller, the HNL Dental Business or Company operate; (ii) the United States economy or local economy in which Seller, the HNL Dental Business or the Company operate; or (iii) the United States securities markets shall be excluded from the determination of Seller Material Adverse Effect; and provided,
                                                                       --------
further,  that  any  adverse  effect  on  Seller, the HNL Dental Business or the
-------
Company resulting from the execution of this Agreement, the transactions contemplated hereby, any facts or circumstances primarily related to Purchaser, or changes in the business, financial conditions or operations of Seller, the HNL Dental Business or the Company resulting from the continuation of an existing trend shall also be excluded from the determination of Seller Material Adverse Effect.

     "Statutory  Tangible  Net  Equity"  means  the  minimum Tangible Net Equity
      -------------------------------
required of the Company by Title 28, section 1300.76 of the California Code of Regulations.

     "Subsidiaries" means, with respect to any Person, each entity controlled by
      ------------
such Person. For purposes of this definition, "controlled" has the meaning specified in the definition of "Affiliate."

     "Tangible  Net  Equity" means the actual tangible net equity of the Company
      ---------------------
calculated in accordance with Title 28, section 1300.76 of the California Code of Regulations.

     "Tax"  means  any  federal,  state,  county,  local,  foreign  or other tax
      ---
(including, without limitation, income taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, withholding, employment and payroll-related taxes, property taxes and import duties), and includes interest, additions to tax assessments, fines and penalties with respect thereto.

     "Tax  Returns"  means  any  report,  return,  statement,  or  other written
      ------------
information required to be supplied to a taxing authority in connection with Taxes.

     "Transaction  Documents" means this Agreement, the Assumption and Indemnity
      ----------------------
Reinsurance Agreement, the Strategic Relationship Agreement, the Transition Services Agreement, the Network Access Agreement, and each other agreement and document required to be executed and delivered in connection with this Agreement, the Assumption and Indemnity Agreement, the Strategic Relationship
Agreement,  the  Transition Services Agreement and the Network Access Agreement.

     "WARN"  means  the  Worker  Adjustment  and Retraining Notification Act (29
      ----
U.S.C.  Sec.  2101  et  seq.)

     Section 1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings ascribed to such terms in the Sections set forth below:



     Term                                              Section
     ----                                              ---------

     338 Elections                                     9.5(a)

     Additional States                                 5.20

     Allocation                                        9.5(b)

     ASO                                               3.15(g)

     Balance Sheet Accountants                         2.14

     Closing                                           2.13

     Closing Date                                      2.13

     Company                                           Recitals

     Competitor                                        5.20

     Dispute                                           8.8

     Employees                                         3.16

     Employee Plans                                    3.17

     Excess Tangible Net Equity                        2.11

     FHC Lease                                         5.15

     Final Balance Sheet                               2.14

     Financial Statements                              3.10

     HNL                                               Recitals

     HNL Contracts                                     2.4

     HNL Financial Information                         3.10(e)

     Indemnifiable Loss                                8.3

     Indemnified Party                                 8.2

     Indemnifying Party                                8.2

     Indemnitee                                        8.3

     Indemnity Payment                                 8.3

     JAMS                                              8.8(a)

     Multi-Business Company                            5.20

     Network Access Agreement                          2.9

     Optional Termination Date                         10.1

     Permit(s)                                         3.12

     Proposed Adjustment Notice                        2.14

     Purchase Price                                    2.10

     Purchaser                                         Preamble

     Reinsurance Agreement                             Recitals

     Retained Employees                                5.16

     SafeHealth                                        Recitals

     Securities Act                                    4.7

     Seller                                            Preamble

     Seller Entity                                     5.20

     Shares                                            Recitals

     Software                                          3.23

     Strategic Relationship Agreement                  Recitals

     Survival Period                                   8.1

     Transactions                                      Recitals

     Transition Services Agreement                     2.8


                                   ARTICLE II
                                THE TRANSACTIONS
                                ----------------

     Section 2.1 General. Subject to the terms, provisions and conditions of this Agreement, on the Closing Date, Seller shall, or shall cause the appropriate Seller Subsidiary to, (i) sell, convey, transfer, assign, deliver or otherwise transfer to Purchaser or its Designee, and Purchaser or its Designee shall acquire from Seller, or the appropriate Seller Subsidiary, the Dental Business Assets and the Shares, and (ii) enter into the Transactions with the Purchaser or its Designee. The designation of a Designee by Purchaser shall not affect any liability of Purchaser hereunder, and except as Seller may otherwise agree in writing, Purchaser shall be liable for all obligations of any Designee under this Agreement and the other Transaction Documents. The material assets and properties owned or leased by the Company are set forth in Schedule 2.1.

     Section 2.2 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire the Shares from Seller.

     Section 2.3 Assumption and Indemnity Reinsurance Agreement. On the Closing Date, Seller shall cause HNL and Purchaser shall cause SafeHealth to enter into the Reinsurance Agreement attached hereto as Exhibit A, whereby effective on the Effective Date, HNL shall cede to SafeHealth, and SafeHealth shall reinsure and assume the Policy Liabilities.

     Section  2.4  HNL  Contracts.  On  the  Closing Date, except as provided in
Section 2.5, Seller shall cause HNL to transfer and assign to Purchaser, or its Designee, all of HNL's right, title and interest in its agreements with providers of dental services and dental supplies, agents and other contracts or agreements set forth on Schedule 2.4 which contracts represent all of the dental provider and agent agreements of HNL relating to the Dental Business in California, Oregon and Arizona (collectively, the "HNL Contracts"); and Purchaser or its Designee shall assume the liabilities of HNL under the HNL Contracts, provided, however, that neither Purchaser nor any Purchaser Designee shall assume (x) any obligation to pay any amounts (whether or not due at Closing) arising under the HNL Contracts prior to the Closing, or (y) any liability attributable to a failure by HNL to comply with its obligations under the HNL Contracts prior to the Closing Date. Any such assignment and transfer shall be evidenced by an assignment and assumption agreement or such other agreement as the parties reasonably determine is necessary or appropriate.

     Section  2.5  Non-Assignable  Contracts.

     (a) Notwithstanding anything to the contrary in this Agreement, to the extent that any HNL Contract would be subject to termination or restriction or is not capable of being assigned, transferred or sublicensed without the consent or waiver of the other party thereto or any third party (which consent or waiver has not been obtained), or if such assignment, transfer or sublicense would constitute a breach thereof or a violation of any Law, this Agreement and the other Transaction Agreements shall not constitute an assignment, transfer, sublease or sublicense thereof.

     (b) Seller agrees to use commercially reasonable efforts prior to the Closing to obtain consents and waivers and to attempt to eliminate any impediments to an assignment of any HNL Contract referred to above and to obtain any other consents and waivers necessary to assign and transfer the HNL Contracts to Purchaser or Purchaser's Designee at the Closing.

     (c) To the extent that any HNL Contract cannot be transferred, then Seller and Purchaser or its Designee shall enter into such commercially reasonable arrangements (including subcontracting if permitted) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such consent or waivers necessary to assign and transfer the HNL Contracts.

     Section 2.6 Books and Records. On the Closing Date, Seller shall sell, convey, assign, deliver or otherwise transfer to Purchaser or its Designee the Books and Records, provided that Seller may retain copies of any such Books and Records as Seller or HNL may reasonably determine are necessary or desirable to conduct their businesses. Nothing in this Section 2.6 shall require Seller or HNL to transfer to Purchaser or its Designee any Books and Records that Seller or HNL is required by any applicable Law to retain and such Books and Records shall remain the property of Seller or HNL to the extent required by such Law. Seller shall allow and Seller shall cause HNL to allow Purchaser or its Designee reasonable access to, and the right at Purchaser's written request and at its own expense to make and retain copies of, any Books and Records described in the preceding sentence, on and after the Closing Date.

     Section 2.7 Strategic Relationship. On the date hereof, Seller and Purchaser or its Designee shall enter into the Strategic Relationship Agreement, substantially in the form attached hereto as Exhibit B, effective as of the Closing Date, pursuant to which the parties will, among other things, market and sell the dental products of Purchaser through Seller's sales distribution channels and Seller's medical products and ancillary products through Purchaser's sale distribution channels.

     Section 2.8 Transition Services Agreement. Seller and Purchaser shall negotiate in good faith the terms of a transition service agreement (the "Transition Service Agreement"), pursuant to which Seller or its designees shall agree to provide or arrange for the provision of certain administrative and support functions on or after the Closing Date, including but not limited to, accounting and information systems support, reasonably necessary or appropriate for the proper management and administration of the Dental Business at commercially reasonable pricing, and Purchaser shall cause the Company or its Designee to provide certain administrative and support functions at commercially reasonable pricing on or after the Closing Date necessary to support Seller's vision business

     Section 2.9 Network Access Agreement. On the date hereof, Seller and Purchaser shall cause their respective Affiliates to enter into a network access agreement substantially in the form attached hereto as Exhibit C (the "Network Access Agreement"), effective as of the Closing Date, pursuant to which Seller shall use its commercially reasonable efforts to provide Purchaser and the Company continued access after the Closing to the dentists and other ancillary providers of dental related services with a contract with HNL to provide such services in the event such contracts by their terms cannot be assigned by HNL to Purchaser.

     Section 2.10 Purchase Price. As consideration for the Transactions, Purchaser shall pay to Seller on the Closing Date, an amount equal to (i) nine million US Dollars ($9,000,000) in cash or by wire transfer of immediately available funds to such account as Seller shall designate at least two (2) Business Days prior to the Closing, plus (ii) if a positive number, an amount equal to the Excess Tangible Net Equity of the Company on the Closing Date (the "Purchase Price"). In addition, at Closing, Seller shall deliver to Purchaser the Closing Balance Sheet. The Purchase Price shall be subject to adjustment as provided in Section 2.14.

     Section 2.11 Distribution of Excess Tangible Net Equity. Prior to Closing, Seller shall cause the Company to request from the Department permission to reduce the Tangible Net Equity of the Company to an amount equal to the Statutory Tangible Net Equity. The difference, if any, between the Tangible Net Equity of the Company and the Statutory Tangible Net Equity of the Company as of the date the Tangible Net Equity is determined shall be referred to herein as the "Excess Tangible Net Equity." Upon approval of the Department, Seller shall cause the Company to dividend or otherwise distribute to Seller, that portion of the Excess Tangible Net Equity authorized by the Department.

     Section 2.12 Purchase Price Allocation. The parties agree that the Purchase Price shall be allocated among the Transactions in accordance with the allocation set forth in Schedule 2.12. The parties shall file such forms as are necessary or appropriate with the Internal Revenue Service in accordance with the Code reflecting such allocation. All Tax Returns filed and positions taken with respect to the allocation of the Purchase Price by the Company and Purchaser shall be on a basis consistent with the allocation agreed upon by the parties in Schedule 2.12.

     Section 2.13 Closing. Subject to the satisfaction or waiver of all of the conditions precedent to closing set forth in Articles VI and VII hereof, the closing of the Transactions (the "Closing") shall take place at the offices of Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367 at 12:00 p.m., local time, on or before September 30, 2003, or such other time, date or location as Purchaser and Seller may mutually agree upon (the "Closing Date").

     Section  2.14  Adjustment  to  Purchase  Price.

     (a) Not more than 180 days following the Closing Date, Purchaser shall deliver to Seller a balance sheet of the Company as of the Closing Date (the "Final Balance Sheet") which shall be prepared in accordance with SAP utilizing the same methodologies and procedures used to prepare the Closing Balance Sheet. The Final Balance Sheet shall provide a categorization of the assets and liabilities comprising the Excess Tangible Net Equity of the Company and the other assets and liabilities of the Company as of the Closing Date. At the same time Purchaser delivers the Final Balance Sheet to Seller, Purchaser shall also deliver to Seller a statement setting forth in reasonable detail the calculation of the Excess Tangible Net Equity and the other assets and liabilities of the Company used to prepare the Final Balance Sheet.

     (b) Seller shall be afforded the opportunity to review the Final Balance Sheet and shall be provided full access to the books, records and other relevant documents containing information on which the Final Balance Sheet is based, including but not limited to, work papers, reserve schedules and actuarial reports, as well as access to the accountants of Purchaser responsible for the preparation of the Final Balance Sheet. The Final Balance Sheet shall become final and binding on the parties on the sixtieth (60th) day following the date such Final Balance Sheet is delivered to Seller by Purchaser, unless (i) Seller delivers to Purchaser during such sixty (60) day period a notice identifying proposed adjustment(s) to the Final Balance Sheet and explaining the reasons therefor (a "Proposed Adjustment Notice"), in which event such matter shall be handled as set forth in paragraph (c) below, or (ii) Seller, in connection with its review of the Final Balance Sheet, does not receive all documents and materials and/or access to or cooperation from Purchaser or its outside accountants that are reasonably requested, in which event said period for delivering a Proposed Adjustment Notice shall be extended until the twentieth
(20th) day following the date on which Seller receives all such documents, materials, access and cooperation. Any Dispute regarding the adequacy of the documents and materials provided by Purchaser to Seller shall be resolved by the Balance Sheet Accountants as provided in paragraph (c) below.

     (c) If a Proposed Adjustment Notice is delivered within the period set forth above, then Seller and Purchaser shall negotiate in good faith to attempt to resolve any Dispute with respect to any proposed adjustments contained in the Proposed Adjustment Notice. If Seller and Purchaser cannot resolve such Dispute within ten (10) Business Days commencing on the date of delivery of the Proposed Adjustment Notice, then either Purchaser or Seller may recommend a firm of independent certified public accountants of nationally recognized standing that is not providing services to either Purchaser, Seller or their Affiliates to review the disputed calculation, and whose determination shall be binding upon the parties. The firm of independent certified public accounts retained to make a determination with respect to any disputed calculation shall be designated by agreement between Seller and Purchaser (the "Balance Sheet Accountants"); provided, however, if the parties fail to agree, the Balance Sheet Accountants
--------   -------
shall  be PriceWaterhouseCoopers.  If PriceWaterhouseCoopers acts as the Balance
Sheet Accountant, no principal of PriceWaterhouseCoopers with a pre-existing professional or familial relationship with either of the parties or any of their respective officers or directors may be utilized. In making its determination with respect to whether any adjustments to the Final Balance Sheet are appropriate, the Balance Sheet Accountants shall evaluate those items or amounts in the disputed calculation to which Seller has objected and shall determine whether such items have been prepared in accordance with the terms of this Agreement and any applicable accounting principles. The fees and expenses of the Balance Sheet Accountants, if any, shall be borne pro-rata by Seller and Purchaser, based upon the difference between their respective calculations and the final calculations of the Balance Sheet Accountants.

     (d) After all disputes with respect to the Final Balance Sheet have been resolved pursuant to the procedures set forth in this Section 2.14, (i) if the amount of the Excess Tangible Net Equity on the Final Balance Sheet exceeds the Excess Tangible Net Equity on the Closing Balance Sheet, then Purchaser shall pay to Seller cash equal to the difference between the Excess Tangible Net Equity on the Final Balance Sheet and the Excess Tangible Net Equity on the Closing Balance Sheet; and (ii) if the Excess Tangible Net Equity on the Final Balance Sheet is less than the Excess Tangible Net Equity on the Closing Balance Sheet, Seller shall pay to Purchaser cash equal to the amount of the difference between the Excess Tangible Net Equity on the Final Balance Sheet and the Excess Tangible Net Equity on the Closing Balance Sheet.

     (e) Purchaser shall not compromise or settle any claim or account receivable of the Company for less than the full value assigned to such claim or account receivable on the Closing Balance Sheet in exchange for any direct or indirect benefit prior to final resolution of all Disputes respecting the Purchase Price without the prior written consent of Seller.

     Section 2.15 Deliveries at the Closing by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

     (a) a stock certificate or certificates representing the Shares, accompanied by duly executed stock powers, in a form reasonably satisfactory to Purchaser;

     (b)  written  assignments  of  the  HNL  Contracts,  as  applicable;

     (c)  a  receipt  for  the  Purchase  Price;

     (d) the opinions, certificates and other documents required to be delivered by Seller to Purchaser at the Closing pursuant to this Agreement;

     (e) the Books and Records and such seals and stock certificates of the Company in the control of Seller as Purchaser shall reasonably request;

     (f)  the  Closing  Balance  Sheet;

     (g)  the  Reinsurance  Agreement,  duly  executed  by  HNL;

     (h)  the  Strategic  Relationship  Agreement,  duly  executed  by  Seller;

     (i)  the  Network  Access  Agreement,  duly  executed  by  HNL;  and

     (j)  the  Transition  Services  Agreement  duly  executed  by  Seller.

     Section 2.16 Deliveries at the Closing by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

     (a) the Purchase Price in cash or by wire transfer of immediately available funds to such account or accounts as Seller shall instruct Purchaser in writing at least two (2) Business Days prior to the Closing Date;

     (b)  a  receipt  for  the  Shares;

     (c) the opinions, certificates and other documents required to be delivered by Purchaser to Seller at the Closing pursuant to this Agreement;

     (d)  the  Reinsurance  Agreement,  duly  executed  by  SafeHealth;

     (e) the Strategic Relationship Agreement, duly executed by Purchaser or its Designee;

     (f) the Network Access Agreement, duly executed by Purchaser or its Designee; and

     (g)  the  Transition  Services  Agreement,  duly  executed  by  Purchaser.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller  hereby  represents  and  warrants  to  Purchaser  as  follows:

     Section 3.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own the Shares and to conduct its business as it is presently being conducted except where failure to be so organized, existing and in good standing or to have such power and authority would not have a Seller Material Adverse Effect.

     Section 3.2 Authorization, Validity and Enforceability. Seller, and its respective Affiliates that are parties to any of the Transaction Documents, have the corporate power and authority to execute, deliver and perform their obligations under the Transaction Documents to which they are parties. Seller, or its respective Affiliates that are parties to any of the Transaction Documents, have taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which they are parties and the consummation of the transactions contemplated thereby. The Transaction Documents to which Seller, or its respective Affiliates, are parties have been duly executed and delivered by Seller, or its respective Affiliate, and assuming due and valid authorization, execution and delivery thereof by all other parties thereto, constitute the legal, valid and binding obligations of Seller, or its respective Affiliate, enforceable against Seller, or its respective Affiliate, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors and by general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

     Section 3.3 No Violation or Breach. Except as set forth in Schedule 3.3 hereto, Seller's execution, delivery and performance of this Agreement and the other Transaction Documents to which it is party, and the consummation by Seller of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Seller, HNL, solely with respect to the Dental Business, or the Company, or result in the creation or imposition of any Lien upon the property of Seller, the Company or the Dental Business of HNL by reason of the terms of
(a)  the  Certificate of Incorporation or By-laws of Seller, HNL or the Company,
(b) any contract, agreement, lease, indenture or other instrument to which Seller, HNL or the Company is a party or by or to which Seller or its assets or properties, or the Company or its assets or properties, or the Dental Business Assets of HNL may be bound or subject, or (c) to the Knowledge of Seller, any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority or any statute, law or regulation applicable to Seller, the Company or the Dental Business of HNL, except for such violations, breaches or defaults which would (A) not have a Seller Material Adverse Effect or (B) become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

     Section 3.4 Consents and Approvals. Except as set forth in Schedule 3.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Seller, HNL or the Company in connection with the execution, delivery and performance by Seller, HNL and the Company of this Agreement or any other Transaction Document to which Seller, HNL or the Company is party or for the consummation by Seller, HNL or the Company of the transactions contemplated hereby or thereby except for such filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain would (A) not have a Seller Material Adverse Effect and would not materially adversely affect the ability of Seller, HNL or the Company to consummate the transactions contemplated by this Agreement and the Transaction Documents or (B) become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

     Section 3.5 Organization and Qualification of the Company. The Company is a California corporation operating as a specialized health care service plan duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own its assets and to conduct its business as such assets and business are presently owned and conducted except where the failure to have such power and authority, either individually or in the aggregate, would not have a Seller Material Adverse Effect. Except as set forth in Schedule 3.5 hereto, on the date of this Agreement, the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the operation of its business or the properties owned by it make such licensing or qualification necessary or desirable except where failure to be licensed as qualified to do business, and to be in good standing would not have a Seller Material Adverse Effect. The Company does not have any Subsidiaries.

     Section 3.6 Organization and Qualification of HNL. HNL is a California corporation operating as a life and disability insurance company duly organized, validly existing and in good standing under the laws of the State of California. HNL has all requisite corporate power and authority to own the Dental Business Assets owned by it and to conduct its Dental Business as such assets and business are presently owned and conducted except where the failure to have such power and authority, either individually or in the aggregate, would not have a Seller Material Adverse Effect. Except as set forth in Schedule 3.6 hereto, on the date of this Agreement, HNL is duly licensed or qualified to do business and is in good standing in Arizona and Oregon to operate its Dental Business and own the Dental Business Assets owned by it, except where failure to be licensed or qualified to do business, and to be in good standing would not have a Seller Material Adverse Effect.

     Section 3.7 Capitalization of the Company. As of the date hereof, the Company's authorized capital stock consists of 1,000 shares of common stock, $.10 par value per share, of which 475 have been issued and are outstanding. Seller is the record and beneficial owner of the Shares which constitute all of the issued and outstanding capital stock of the Company. The Shares are duly authorized, validly issued, fully paid and non-assessable, and are free of any contractual or statutory preemptive rights.

     Section 3.8 Title to the Shares. Upon delivery of the certificate or certificates representing the Shares in accordance with this Agreement, Purchaser will acquire good and marketable title to the Shares, free and clear of any Liens (except for any Liens arising from acts of Purchaser or any of its Affiliates or representatives), subject to the restrictions on transferability imposed by applicable federal and state securities Law.

     Section 3.9 Options or Other Rights. Except for this Agreement, there is no
(a) outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other contract or agreement of any kind to purchase or otherwise to receive from the Company or Seller or any Affiliate thereof any outstanding, authorized but unissued, unauthorized or treasury shares of common stock or any other security of the Company, (b) outstanding security of any kind of the Company other than the Shares, or (c) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of common stock or any other security of the Company.

     Section  3.10  Financial  Statements.

     (a) Seller has heretofore made available to Purchaser true and complete copies of the annual statutory financial statements and audited statutory financial statements of the Company for the calendar years ending December 31, 2000, December 31, 2001, and unaudited statutory financial statements for the four quarters of calendar year 2002 in each case filed with the Department (the "Financial Statements"). The Financial Statements, at the time such Financial Statements were prepared, present fairly, in all material respects, the statutory financial condition of the Company as of the dates thereof and the statutory results of operations for each of the periods ended at such dates in each case in accordance with SAP.

     (b)  Except  as  disclosed  on  Schedule  3.10(b) hereto and except (a) for
                                     -----------------
liabilities and obligations incurred in the ordinary course of business after December 31, 2002, (b) for liabilities and obligations disclosed in or covered by the audited statutory financial statement of the Company as of December 31, 2002, and (c) for liabilities and obligations incurred in connection with the transactions contemplated hereby or otherwise as contemplated by this Agreement, since December 31, 2002, the Company has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Company, prepared in accordance with SAP as applied in preparing the unaudited consolidated balance sheet of the Company, as included in the Financial Statements. Seller has made available to Purchaser copies of all material disclosed on Schedule 3.10(b).
                                                               ----------------

     (c) To the Knowledge of Seller, all accounts receivable, notes receivable and other receivables of the Company, whether or not reflected in the Financial Statements, arise out of transactions in the ordinary course of business. Aged accounts receivable reports of the Company dated as of December 31, 2002 are attached as Schedule 3.10(c). Except as reflected in the aged
              -----------------
accounts receivable report and to the extent of the accrued reserve, if any, to the Knowledge of Seller, none of such accounts receivable have been disputed or denied or is uncollectible for any reasons or subject to any legitimate offsets of any kind.

     (d) To the Knowledge of Seller, the accounts payable and accrued expenses reflected on the Financial Statements, except those to be reflected on the Closing Balance Sheet, reflect all material amounts owed by the Company in respect of trade accounts due and other payables required by SAP to be identified on such Company Financial Statement. To the Knowledge of Seller, no account payable or accrued expenses of the Company is past due or otherwise in default in any material respect by the Company.

     (e)  Schedule  3.10  (e)  sets  forth  the  2002  consolidated year to date
          -------------------
financial information for the HNL Dental Business (the "HNL Financial Information"). The HNL Financial Information, at the time such HNL Financial Information was prepared, presents fairly, in all material respects, the unaudited results of operation of the HNL Dental Business as of the dates thereof.

     Section 3.11 No Material Adverse Change. Since December 31, 2002, except as
(i) contemplated hereby or relating to the Transactions contemplated hereby (ii) disclosed on Schedule 3.11 hereto, or (iii) disclosed in the Financial
Statements:

     (a) the Company and the Dental Business of HNL have not suffered any change constituting a Seller Material Adverse Effect;

     (b) the Company has not agreed to the attaching, placing or granting of, or the agreement to attach, place or grant, any Lien on any asset of the Company, or any agreement relating to or contemplating any of the foregoing not in the ordinary course of business, and HNL has not agreed to the attaching, placing or granting of, or the agreement to attach, place or grant, any Lien on any of the HNL Dental Business Assets, or any agreement relating to or contemplating any of the foregoing not in the ordinary course of business;

     (c) the Company has not sold or transferred assets of the Company worth in excess of $50,000 in the aggregate, excluding the disposition of damaged or obsolete equipment in the ordinary course of business;

     (d) HNL has not sold or transferred any of the Dental Business Assets of HNL worth in excess of $50,000 in the aggregate;

     (e) the Company and HNL, solely with respect to HNL's Dental Business, have not made any material change in its accounting systems, policies or practices;

     (f) the Company and HNL, solely with respect to HNL's Dental Business, have not entered into or terminated any contract or any other commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material assets), in excess of $50,000 outside the ordinary course of business;

     (g) the Company has not authorized any redemption, repurchase, or other acquisition of, or redeemed, repurchased or acquired, any of its capital stock;

     (h) the Company has not authorized any issuance of or issued any of its capital stock or securities convertible into or rights to acquire any such capital stock;

     (i) the Company has not suffered any default or breach in any material respect under any Material Contract or Permit that is material to the Dental Business, and HNL, solely with respect to HNL's Dental Business, has not suffered any default or breach in any material respect under any Material Contract or any Permit that is material to HNL's Dental Business;

     (j)  the  Company  has  not  authorized any material change to (i) increase
Employee compensation levels, (ii) change the manner in which Employees are compensated, (iii) increased supplemental, fringe, or health and welfare benefits provided to any employees, or (iv) paid any bonuses to Employees or officers of the Company; and

     (k) the Company and HNL have not made any agreements or commitments by the Company or HNL, respectively, to do any of the foregoing.

     Section 3.12 Permits. Except as listed on Schedule 3.12, the Company has the lawful authority and all governmental authorizations, certificates of authority, licenses or permits necessary for or required to conduct its business operations as presently conducted as a Knox-Keene Specialized Health Care Service Plan and HNL has the lawful authority and all governmental authorizations, certificates of authority, licenses or permits necessary to conduct its Dental Business as presently conducted (collectively, the "Permits"). As of the date of this Agreement, there are no pending or, to the Knowledge of Seller, threatened legal, administrative, arbitration, or other proceedings of any kind nor any pending or, to the Knowledge of Seller, threatened governmental investigations by any Governmental Authority or by any public or private group, with respect to revocation, cancellation, suspension or nonrenewal of any Permit, or which assert or allege any material violation of, or non-compliance with, any governmental requirements or which would have a Seller Material Adverse Effect.

     Section  3.13  Compliance  with  Law.

     (a)  Except  as  listed  on  Schedule 3.13, to the Knowledge of Seller, the
                                  -------------
Company has made all material filings with Governmental Authorities in all states in which the Company operates, required for the conduct of its business operations as such are presently conducted, and HNL has made all material filings with Governmental Authorities required for the conduct of the Dental Business in all states in which HNL operates the Dental Business. Except as listed on Schedule 3.13, the Company currently satisfies in all material
            --------------
respects the requirements under the regulations of the Department for its operation as a Specialized Knox-Keene Health Care Service Plan, and HNL currently satisfies in all material respects the requirements for the operation of the Dental Business under the regulations of the California Department of Insurance and the other states in which HNL operates the Dental Business, except where the Company's and HNL's failure to satisfy any requirement would not, individually or in the aggregate, have a Seller Material Adverse Effect.

     (b) There are no judgments, consent decrees, or injunctions of any court, or Governmental Authority by which the Company or HNL are bound or to which the Company and/or HNL's Dental Business is subject, except such judgments, decrees or injunctions which would not have a Seller Material Adverse Effect. To the Knowledge of Seller, except as set forth on Schedule 3.13, the
                                                    --------------
Company and HNL, solely with respect to HNL's Dental Business, are not subject to and have not received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any Governmental Authority. Except as set forth on Schedule 3.13, the Company's and
                                                -------------
HNL's operation of the Dental Business as presently conducted, do not violate or fail to comply in any material respect with any applicable Law, except those which would not have a Seller Material Adverse Effect, and, to the Knowledge of Seller, the Company and HNL have not received any notices alleging any such violation or non-compliance.

     Section 3.14 Legal Proceedings. Except as set forth on Schedule 3.14 hereto, there is no pending or, to the Knowledge of Seller, threatened Litigation, against or involving the Company or the Dental Business of HNL.

     Section  3.15  Contracts.

     (a) Seller has delivered or made available to Purchaser, copies of all the Material Contracts in effect on the date of this Agreement. Except as set forth on Schedule 3.15(a), to the Knowledge of Seller, the Company is not in
    -----------------
violation  or  in  breach  of,  or  default under any Material Contract.  To the
Knowledge of Seller, (i) the Company has not received any written notice of cancellation with respect to any Material Contract or been advised that the other party thereto intends to cancel any such agreement; (ii) there are no outstanding disputes under any Material Contract; (iii) each such contract is with an unrelated third party entered into on an arms-length basis in the ordinary course of business, (iv) there are no verbal amendments, modifications or other understandings relating to such contracts that are legally binding on the parties thereto; and (v) there are no obligations that have accrued to refund all or any portion of the fees that have been paid under any Material Contract. To the Knowledge of Seller, except as set forth on Schedule 3.15(a),
                                                               ----------------
the Company is not party to a provider or broker agreement that contains pricing terms materially different from the dental provider agreements referred to in
Section 3.15(b), the dental service provider agreements referred to in Section 3.15(c) or the broker agreements referred to in Section 3.15(i).

     (b)  Dentist  Provider  Contracts.  Seller  has made available to Purchaser
          ----------------------------
copies of all representative forms of dentist provider contracts to which the Company and HNL were a party as of December 31, 2002. As of December 31, 2002, the Company was party to approximately 3,027 dentist provider contracts and HNL was party to approximately 6,974 dentist provider contracts. Attached hereto as
Schedule 3.15(b) is a list of all dentist providers who or which were a party to
----------------
a  dentist  provider  contract  with  the  Company  as  of  December  31,  2002.

     (c) Dental Service Provider Contracts. As of December 31, 2002, the Company
         ---------------------------------
was not a party to any dental service provider contracts (other than dentist provider contracts) and HNL was not a party to any dental service provider contracts (other than dentist provider contracts).

     (d)  Group  Contracts. Seller has made available to Purchaser copies of all
          ----------------
representative forms employer group agreements with 200 or more employees/subscribers to which the Company or HNL in connection with the Dental Business were a party as of December 31, 2002. As of December 31, 2002, the Company was a party to approximately 59 employer group agreements with 200 or more subscribers, and HNL in connection with the Dental Business was party to approximately 16 employer group agreements with 200 or more subscribers.

     (e) Individual Subscriber Contracts. Seller has made available to Purchaser
         -------------------------------
copies of all representative forms of all individual subscriber agreements to which the Company or HNL with respect to the Dental Business were a party as of December 31, 2002. As of December 31, 2002, the Company was a party to approximately 11,168 individual subscriber agreements, and HNL in connection with the Dental Business was a party to approximately 414 individual subscriber agreements.

     (f)  Management  Contracts.  Schedule 3.15(f) lists all management services
          ---------------------   -----------------
agreements, marketing, administrative services and third-party administrator contracts to which the Company or HNL in connection with its Dental Business were a party as of December 31, 2002. Copies of all such contracts have been made available to Purchaser.

     (g)  ASO Contracts. As of December 31, 2002, the Company was not a party to
          --------------
any ASO contracts and HNL in connection with its Dental Business was not a party to any ASO contracts.

     (h)  Commission  Agreements.  Schedule 3.15(h) lists all the contracts with
          ----------------------   -----------------
other entities to which the Company or HNL in connection with its Dental Business were a party and by which the Company or HNL in connection with its Dental Business received commission or fee income as of December 31, 2002.
Copies  of  all  such  contracts  have  been  made  available  to  Purchaser.

     (i)  Producer  Agreements. Seller has made available to Purchaser copies of
          --------------------
all representative forms of contracts with brokers or agents with whom or which the Company or HNL in connection with the Dental Business were a party as of December 31, 2002. As of December 31, 2002, the Company was party to approximately (TO BE PROVIDED) contracts with brokers and agents, and HNL was party to approximately (TO BE PROVIDED) contracts with brokers and agents in connection with its Dental Business. Attached hereto as Schedule 3.15(i) is a
                                                           ----------------
list of all brokers and agents of the Company who or which were party to a contract with the Company as of December 31, 2002.

     Section  3.16  Employees.

     (a)  Schedule  3.16(a)  hereto  lists  (i) all employees of the Company and
          -----------------
all persons employed by the Company or Health Net Vision, Inc., an Affiliate of the Company, on the date hereof that support or service the Dental Business ("Employees"), (ii) their job titles, (iii) annual rates of compensation, (iv) accrued vacation and personal days as of the most recent regular payroll date immediately preceding December 31, 2002, (v) other fringe benefits, if any, (vi) a description of any severance arrangements, if any, and (vii) the amounts payable with respect to such accrued vacation and personal days as of the most recent payroll date immediately preceding December 31, 2002 and the rate at which such vacation and personal days will accrue after the date of this Agreement.

     (b)  Except  as  shown  on  Schedule  3.16(b),  the Company is not bound by
                                 -----------------
any written contract of employment or any consulting or similar agreement with any Employee of the Company and, subject to applicable Law, all oral employment contracts are terminable at will. A copy of all such employment, consulting or similar agreements have been made available to Purchaser.

     (c)  Except as set forth in Schedule 3.16(c), the Company is not a party to
                                 ----------------
any employment or other agreement with an Employee of the Company, whether written or oral, pursuant to which the Company has agreed to make a loan to, or guarantee any loan of, any Employee of the Company, or relating to any bonus, deferred compensation, severance pay or similar plan, agreement, arrangement or understanding.

     (d)  Except  as  specified in the written agreements identified in Schedule
                                                                        --------
3.16(d),  the Company is not bound, and following the Closing will not be bound,
-------
by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

     (e)  Except  as  listed on Schedule 3.16(e), to the Knowledge of Seller, no
                                ----------------
"leased employees" within the meaning of Section 414(n)(2) of the Code or independent contractors work, on average, more than ten hours per week for the Company, or as of the date of this Agreement have worked for the Company for more than six months, except for providers who or which contracted with the Company to provide dental services or dental supplies to subscribers in connection with the Dental Business.

     Section  3.17  Employee  Benefit  Matters.

     (a)  Schedule  3.17  includes  a  correct  and complete list of, and Seller
          --------------
has made available to Purchaser true and correct copies of material employee benefit plans maintained for the benefit of employees or former employees of the Company or dependents or beneficiaries of any employee or former employee of the Company, whether or not subject to ERISA (the "Employee Plans").

     (b) Each Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including without limitation ERISA and the Code, except where the failure to administer the Employee Plan would not reasonably be expected to have a Seller Material Adverse Effect.

     Section 3.18 No Brokers. Except as set forth on Schedule 3.18, no broker, finder or investment banker has been retained or engaged on behalf of Seller or the Company or is entitled to any brokerage, finder's or other fee, commission or compensation from Seller or the Company in connection with the transactions contemplated by this Agreement. Seller shall pay any brokerage, finder's or other fee, commission or compensation owing to any broker, finder or investment banker retained or engaged on behalf of Seller or the Company, and Seller shall indemnify and hold Purchaser harmless for any such fees, commission or compensation.

     Section  3.19  Title to and Condition of Properties. Except as set forth on
Schedule 3.19, the Company has good and marketable title, or valid and effective leasehold rights in the case of leased property, to all of the assets reflected on the Financial Statements, and all personal property owned or leased by it or used by it in the conduct of its business are used in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by it, free and clear of all Liens. HNL has good and marketable title to all of the Dental Business Assets owned by it and such Dental Business Assets are used by HNL in the conduct of the Dental Business of HNL in such a manner as to create the appearance or reasonable expectation that the same is owned by it, free and clear of all Liens. To the Knowledge of Seller, there is no potential action or assertion of rights by any party, governmental or other, and no proceedings with respect thereto have been instituted of which Seller, the Company or HNL has notice, that have a Seller Material Adverse Effect. To the Knowledge of Seller, the Company has not received any notices of default or other violations from any landlord or lessor regarding any properties leased by the Company which, either individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect. None of the assets owned, leased or used by the Company in the operation of its business, or by HNL in operation of its Dental Business, violates or fails to comply in any material respect with any applicable Law and the Company and HNL have not received any notice of an alleged violation thereof except such alleged violations that would not have a Seller Material Adverse Effect.

     Section 3.20 Real Property Leases. The Company is not a party to any real property leases.

     Section 3.21 Insurance. Schedule 3.21 lists all insurance policies and coverages maintained by or for the Company, including but not limited to, real and personal property insurance, comprehensive liability insurance, automobile liability insurance, workers' compensation insurance, stop loss insurance, reinsurance, medical malpractice insurance and professional liability insurance.
Schedule 3.21 lists all stop loss or reinsurance policies and coverages maintained by or for HNL with respect to the Dental Business. Except as reflected on Schedule 3.21, all such insurance shall remain in full force and effect after the Closing.

     Section 3.22 Environmental Matters. To the Knowledge of Seller, the Company has not received any notice from any Governmental Authority or private person or entity advising it that the Company, its assets or its business operations, is or has been in violation of any environmental law or any applicable environmental permit or that the Company is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, hazardous or toxic wastes, substances or materials. To the Knowledge of Seller, the Company is not the subject of federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of environmental laws except such litigation or proceeding which would not have a Seller Material Adverse Effect.

     Section 3.23 Software. Schedule 3.23 sets forth a true and complete list of all software programs and other information technology owned directly by the Company or licensed directly by the Company (the "Software"). Except for the Software, the Company shall not, as of the Closing Date, own or otherwise have the right to use by license or otherwise, any software programs, technologies, information systems or other information technology used by the Company.

     Section 3.24 Transactions With Affiliates. Except as disclosed on Schedule 3.24, to the Knowledge of Seller, other than dental benefits provided by the Company or HNL, there are no loans, leases, agreements, contracts or other transactions between the Company and any Affiliate of the Company.

     Section 3.25 Improper Payments. Except as listed on Schedule 3.25, to the Knowledge of Seller, neither the Company nor HNL, with respect to the HNL Dental Business, nor any stockholder, director, officer, employee or agent of the Company or HNL has made any improper bribes, kickbacks or other payments to, or received any such payments from, customers, vendors, suppliers or other persons contracting with the Company or HNL, with respect to the HNL Dental Business, and has not proposed or offered to make or receive any such payments.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

     Purchaser  represents  and  warrants  to  Seller  as  follows:

     Section 4.1 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as presently being conducted except where failure to be so organized, existing, and in good standing or to have such power and authority would not have a Purchaser Material Adverse Effect.

     Section 4.2 Authorization, Validity and Enforceability. Purchaser, and its respective Affiliates that are parties to any of the Transaction Documents, have the corporate power and authority to execute, deliver and perform their obligations under the Transaction Documents to which they are parties. Purchaser, or its Affiliates that are parties to any of the Transaction Documents, have taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which they are parties and the consummation of the transactions contemplated thereby. The Transaction Documents to which Purchaser, or its Affiliates, are parties have been duly executed and delivered by Purchaser, or its Affiliate, and, assuming due and valid authorization, execution, and delivery by all of the other parties thereto constitute the legal, valid and binding obligations of Purchaser, or its Affiliate, enforceable against Purchaser, or its Affiliate, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally and by general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

     Section 4.3 No Violation or Breach. Except as set forth in Schedule 4.3, Purchaser's and Purchaser's Affiliates' execution, delivery and performance of this Agreement and the other Transaction Documents to which Purchaser or its Affiliate is party, and the consummation by Purchaser and its Affiliates of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Purchaser or any of its Affiliates under, or result in the creation or imposition of any Lien upon the property of Purchaser by reason of the terms of
(a) the Certificate of Incorporation or By-laws of Purchaser or any of its Affiliates, (b) any contract, agreement, lease, indenture or other instrument to which Purchaser or any of its Affiliates is a party or by or to which Purchaser's or any of its Affiliate's assets or properties may be bound or subject, or (c) to the Knowledge of Purchaser, any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority or any Law applicable to Purchaser or any of its Affiliates except for such violations, breaches or defaults which would (A) not have a Purchaser Material Adverse Effect or (B) become applicable as a result of business activities in which Seller is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Seller.

     Section 4.4 Consents and Approvals. Except as set forth in Schedule 4.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Purchaser or any of its Affiliates in connection with the execution, delivery and performance by Purchaser of this Agreement or the other Transaction Documents to which Purchaser or any of its Affiliates is party or for the consummation by Purchaser or any of its Affiliates of the transactions contemplated hereby or thereby except for such filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain would (A) not have a Purchaser Material Adverse
Effect and would not materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement and the Transaction Documents or (B) become applicable as a result of the business or activities in which Seller is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Seller.

     Section 4.5 Legal Proceedings. Except as set forth in Schedule 4.5 hereto, Purchaser is not bound by or subject to any order, judgment, injunction, award or decree of any court, Governmental Authority or arbitration tribunal which, either individually or in the aggregate, is reasonably likely to have a Purchaser Material Adverse Effect. Except as set forth in Schedule 4.5, there is no pending or, to the Knowledge of Purchaser, threatened Litigation against or involving Purchaser or any Affiliate that is a party to a Transaction Document which, either individually or in the aggregate, is reasonably likely to have a Purchaser Material Adverse Effect.

     Section 4.6 Certain Governmental Consents. As of the date hereof, to the Knowledge of Purchaser, there is no reason to believe that any Person, judicial authority, or Governmental Authority whose authorization, consent, or approval of the transactions contemplated by this Agreement or any other Transaction Document to which it or any of its Affiliates is party is required to be obtained will not give such authorization, approval, or consent based solely on facts and circumstances relating to Purchaser, any of its Affiliates or the past operations of Purchaser or any Affiliate of Purchaser.

     Section 4.7 Investment Representation. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares. Purchaser has been given the opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answers from, Seller and the Company and their representatives concerning the terms and conditions of an investment in the Shares; provided, however, that the representations and warranties made by Seller pursuant to Article III, shall be unaffected by any such examination, due diligence or any information which may have been discovered by Purchaser as a result thereof. Purchaser is purchasing the Shares for its own account for investment purposes only and without a view to the public distribution or resale thereof or of any interest therein. Purchaser acknowledges that the offering and sale of the Shares as contemplated by this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(1) of the Securities Act, and may not be resold by Purchaser except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws.

     Section 4.8 No Brokers. No broker, finder or investment banker has been retained or engaged on behalf of Purchaser or is entitled to any brokerage, finder's or other fee, commission or compensation from Purchaser in connection with the transactions contemplated by this Agreement.

     Section  4.9  Investigation  by Purchaser. In entering into this Agreement,
Purchaser:

     (a) acknowledges that, except for the specific representations and warranties of Seller contained in Article III hereof, none of Seller, the Company, HNL, or any of their respective directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes or shall be deemed to have made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including, without limitation, any reserve estimates, projections, forecasts, budgets or other forward-looking information) provided or otherwise made available to Purchaser or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives (including, without limitation, in any management presentations, supplemental information or other materials or information with respect to any of the above). With respect to any such reserve estimate, projection or forecast delivered by or on behalf of Seller to Purchaser, except for the representations and warranties of Seller in
Article III, Purchaser acknowledges that: (A) there are uncertainties inherent in attempting to make such projections and forecasts or reserve calculations;
(B) it is familiar with such uncertainties; (C) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts or reserve calculations so furnished to it; (D) it is not acting in reliance on any such projection or forecast or reserve calculation so furnished to it; and (E) except for proposed Final Balance Sheet adjustments consistent with the procedure set forth in Section 2.14, it shall have no claim against any such Person with respect to any such projection or forecast or reserve calculation; and

     (b) agrees, to the fullest extent permitted by Law, that Seller and its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives shall not have any liability or responsibility whatsoever to Purchaser or any of its directors, officers, employees,
Affiliates, controlling persons, agents, advisors or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or otherwise made available, or statements made, (or omissions to so provide, make available or state), to Purchaser or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, including, without limitation, in respect of the specific written representations and warranties of Seller set forth in Article III hereof, except as and only to the extent expressly set forth in this Agreement with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement; provided, however, that nothing contained in this Section 4.9(b) shall limit
--------   -------
liability for the specific written representations and warranties of Seller set forth in Article III hereof.

                                    ARTICLE V
                        COVENANTS OF PURCHASER AND SELLER
                        ---------------------------------

     Purchaser  and  Seller  hereby  covenant  and  agree  as  follows:

     Section 5.1 Conduct of Business. From and after the date hereof and prior to the Closing Date, except as otherwise required or contemplated hereunder, disclosed on Schedule 5.1, hereto or as consented to in writing by Purchaser, Seller shall use its reasonable best efforts to:

     (a) cause the Company and HNL to carry on the Dental Business in the ordinary course and substantially in the same manner as heretofore carried on;

     (b) cause the Company to use its reasonable best efforts to preserve its assets and cause HNL to use its reasonable best efforts to preserve the Dental Business Assets;

     (c) cause the Company not to enter into any contract or agreement and cause HNL not to enter into any contract or agreement relating to the Dental Business, other than (i) such contracts or agreements that are entered into in the ordinary course of business consistent with past practice; and (ii) any such contract or agreement not entered into in the ordinary course of business consistent with past practice and pursuant to which the Company or HNL receives or is reasonably expected to receive payments, or makes or is reasonably expected to make payments of less than $50,000 per calendar year;

     (d) cause the Company and HNL, solely with respect to the HNL Dental Business, not to make without prior written notice to Purchaser (i) any material change, except in the ordinary course of business, in its assets (including, but not limited to, any change in the composition of such assets so as to materially alter the proportion of cash thereof) or liabilities, or (ii) any commitment for any capital expenditures including, without limitation, replacements of equipment in the ordinary course of business, involving, in the aggregate, more than $50,000;

     (e) cause the Company and Health Net Vision, Inc. not to (i) make any increase in the compensation payable or to become payable to any of the Employees of the Company or Health Net Vision, Inc. (including any bonus or incentive payment or arrangement), other than normal yearly salary increases and scheduled increases under presently existing compensation plans, and currently anticipated bonuses pursuant to existing bonus arrangements; or (ii) make, amend, or enter into any written employment or consulting contract with any Employee or independent consultant or any bonus, stock option, profit sharing, pension, retirement or other similar payment or arrangement other than in the ordinary course of business;

     (f) cause the Company not to enter into any agreement for the purchase of capital stock of any other entity;

     (g) cause the Company not to carry on any negotiations with other parties relating to the acquisition of capital stock or any material assets of the Company or merge or consolidate with or into any entity or sell or otherwise dispose of, or purchase, any material assets or properties (other than sales of obsolete inventory or equipment and purchases of items of inventory or equipment in replacement therefore, in the ordinary course of business consistent with past business practice) or enter into any agreement in respect of such merger, consolidation, purchases, sales, and dispositions;

     (h) cause HNL not to carry on any negotiations or enter any agreement with other parties relating to the sale of any of HNL's Dental Business Assets;

     (i) cause the Company not to enter into or engage in any material transaction with any officer, director, shareholder or Affiliate of the Company except for the payment of salaries in the ordinary course of business;

     (j) cancel, surrender or let lapse any insurance or reinsurance policies issued to the Company or to HNL, solely as such policies relate to HNL's Dental Business;

     (k)  not  permit the Company, except in the ordinary course of business, to
(i) create, incur or assume any indebtedness for borrowed money; (ii) mortgage, pledge or otherwise encumber or subject to any Lien any of its properties or assets; or (iii) create or assume any other indebtedness;

     (l) not permit the Company to issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class;

     (m) inform Purchaser regarding all discussions, correspondence or negotiations relating to any existing or proposed new group dental HMO, dental PPO or dental indemnity contracts of the Company or HNL involving 1,000 or more subscribers;

     (n) not modify, amend or renew any group dental HMO, dental PPO or dental indemnity contract of the Company or HNL involving 1,000 or more subscribers without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed other than in the ordinary course of business;

     (o) advise Purchaser promptly in writing of any material adverse change in the financial condition of the Company or HNL's Dental Business; and

     (p) cause the Company and HNL to use reasonable efforts not to take any action that would prevent compliance with any of the conditions in Article VI of
                                                                   ----------
this  Agreement.

     Section  5.2  Consents  and  Approvals.

     (a) Within thirty (30) days of the date hereof, the parties hereto shall file with the appropriate Governmental Authority any applications, notices or other documents necessary to obtain any authorizations, consents or approvals that are required to be obtained, made or given to consummate the Transactions contemplated hereby and each of the parties shall use their reasonable best efforts to obtain any such necessary authorization, consent, approval from such Governmental Authority as is required to be obtained, made or given by such party to consummate the Transactions contemplated by this Agreement.

     (b) The parties hereto shall cooperate and coordinate with each other, and Seller shall cause the Company and HNL to cooperate with Purchaser, in seeking to obtain any necessary authorization, consent, approval or other action of any judicial authority or Governmental Authority as is required to be obtained by such other party to consummate the Transactions contemplated by this Agreement and the parties shall provide, and Seller shall cause the Company and HNL to provide, such information and communications to such judicial authorities and Governmental Authorities as may be required by such judicial authorities and Governmental Authorities in connection therewith or as the other party may reasonably request in connection therewith.

     Section 5.3 Cooperation and Further Assurances. Subject to the terms and conditions hereof, each of the parties hereto covenants and agrees to use its reasonable best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder and to satisfy the conditions set forth in Articles VI and VII, to the extent within its control.

     Section  5.4  Access  to Information. Prior to the Closing Date, subject to
Section 5.7 hereof, Seller shall make available and allow Purchaser and its authorized representatives, at Purchaser's expense, to have reasonable access to the Company's books, records, contracts, facilities and personnel and to HNL's books, records, contracts, facilities and personnel relating solely to the Dental Business, and to personnel of Seller having knowledge of the Company or the Dental Business of HNL, for inspection, examination or verification. Any such access or examination shall be conducted upon reasonable prior notice and under reasonable circumstances during normal business hours and shall not unreasonably interfere with the operations and activities of Seller, HNL or the Company. Seller shall cause its employees and representatives, and those of the Company and HNL, to cooperate in good faith with Purchaser and its representatives in connection with any such access and examination, provided, however, that nothing herein shall require Seller, HNL or the Company to disclose any information to Purchaser if such disclosure would violate applicable Law or the provisions of any confidentiality agreement to which Seller, HNL or the Company or any of their Affiliates is a party. If information requested by Purchaser is withheld pursuant to this Section 5.4 and not disclosed by Seller, HNL or Company, Seller, HNL or the Company, as appropriate, shall notify Purchaser that certain requested information shall not be disclosed and provide a general description of the type of information withheld and the basis for nondisclosure. Unless otherwise required by Law and until the Closing Date, Purchaser shall hold any such information which is nonpublic in confidence in accordance with Section 5.7 of this Agreement.

     Section  5.5  Notice  of  Litigation  and  Requests.

     (a) From the date hereof through the Closing Date, Seller shall promptly notify Purchaser of any Litigation of the type required to be disclosed in
Section  3.14  hereof  that  is  commenced
or, to the Knowledge of Seller, threatened against the Company, or against any property or asset of the Company, or against any officer or director of the Company with respect to the affairs of the Company, or with respect to the Dental Business of HNL, and of any request for additional information or documentary materials by any Governmental Authority, in connection with the transactions contemplated hereby.

     (b) From the date hereof through the Closing Date, Purchaser shall promptly notify Seller of any Litigation of the type required to be described in Section
4.5 hereof that is commenced or to the Knowledge of Purchaser, threatened against Purchaser, or against any property or asset of Purchaser, or against any officer or director of Purchaser with respect to the affairs of Purchaser, or against any Affiliate of Purchaser that is party to a Transaction Document and of any request for additional information or documentary materials by any Governmental Authority, in connection with the transactions contemplated hereby.

     Section 5.6 Notice of Changes and Defaults. From the date hereof through the Closing Date, (i) Seller shall promptly notify Purchaser of the occurrence or the non-occurrence of any event, condition or circumstance, or the discovery of an inaccuracy, omission or mistake, of which it becomes aware during such period that would have a Seller Material Adverse Effect, and (ii) Purchaser shall promptly notify Seller of the occurrence or the non-occurrence of any event, condition or circumstance, or the discovery of any inaccuracy, omission or mistake, of which it becomes aware during such period that would have a Purchaser Material Adverse Effect.

     Section  5.7  Confidentiality.

     (a) From the date hereof through the Closing Date, Purchaser, its Affiliates and their respective representatives shall keep all non-public information with respect to Seller, the Company, HNL and their Affiliates provided to it by Seller or any of its representatives in connection with the transactions contemplated hereby strictly confidential, and shall not disclose any of the same without obtaining Seller's prior written consent, unless otherwise required by applicable Law or Governmental Authority. In the event that this Agreement is terminated, Purchaser and its Affiliates shall return to Seller all non-public documents, and copies thereof, provided to Purchaser or its Affiliates by Seller or any of its representatives, and shall otherwise continue to comply with the foregoing provisions of this Section 5.7. From and after the Closing Date, Purchaser and its Affiliates and their respective representatives shall keep, and Purchaser shall cause the Company and its representatives to keep, all non-public information with respect to Seller, its Affiliates other than the Company, and the pre-Closing business and operations of the Company and HNL provided to it by Seller, the Company, HNL or any of their representatives strictly confidential, and shall not disclose any of the same without obtaining Seller's prior written consent unless otherwise required by applicable Law or Governmental Authority. Before any disclosure of information, Purchaser shall give reasonable prior notice to Seller of the intended disclosure and, if requested by Seller, shall use reasonable efforts to obtain a protective order or similar protection for Seller, HNL and the Company.

     (b) Seller and its representatives shall keep all non-public information with respect to Purchaser and its Affiliates provided to it by Purchaser or any of its representatives in connection with the transactions contemplated hereby strictly confidential, and shall not disclose any of the same without obtaining Purchaser's prior written consent unless otherwise required by applicable Law or Governmental Authority. Before any disclosure of information, Seller shall give reasonable prior notice to Purchaser of the intended disclosure and, if requested by Purchaser, shall use reasonable efforts to obtain a protective order or similar protection for Purchaser. In the event that this Agreement is terminated, Seller shall return to Purchaser all non-public documents, and copies thereof, provided to Seller by Purchaser or any of its representatives.

     Section 5.8 Publicity. Except as may be required under applicable Law or stock exchange rules, from the date hereof through the Closing Date, each of the parties hereto shall use its best efforts to prevent, and shall cause its Affiliates and all representatives to not engage in, encourage or support any publicity, announcement or disclosure of any kind or form in connection with this Agreement or the transactions contemplated hereby, unless the parties hereto agree in advance on the form, timing and content of any such publicity, announcement or disclosure, whether to the financial community, Governmental Authorities or members of the public. If any such announcement or disclosure is required by applicable Law or stock exchange rules, the party required to make such disclosure shall use its reasonable best efforts to provide the other party with prior notice of the required disclosure. Notwithstanding the foregoing, Seller acknowledges that Purchaser will be required to disclose and generally describe this Agreement and the Transactions contemplated by this Agreement in public filings with the Securities and Exchange Commission. Purchaser shall share drafts of any filings Purchaser is required to make with the Securities and Exchange Commission prior to making such filings and Purchaser shall incorporate any revisions to such filings reasonably requested by Seller which are provided to Purchaser by Seller within ten (10) days after receipt by Seller of a proposed draft of such filing. The parties shall jointly prepare and issue a press release regarding the Transactions, in such form as is mutually agreeable to the parties.

     Section 5.9 Distribution of Excess Tangible Net Equity. At or prior to the Closing, subject to receipt of all necessary regulatory approvals therefore, Seller shall cause the Company to dividend or otherwise distribute that portion of the Excess Tangible Net Equity authorized by the Department.

     Section 5.10 Transfer of HNL Contracts. At the Closing, subject to receipt of necessary regulatory approvals therefore, if any, and subject to the limitations of Section 2.5 hereof, Seller shall cause HNL to transfer and assign to Purchaser, or its Designee, all of HNL's right, title and interest in the HNL Contracts; and Purchaser or its Designee shall assume the liabilities of HNL under the HNL Contracts provided, however, that neither Purchaser nor any Purchaser Designee shall assume (x) any obligation to pay any amounts (whether or not due at Closing) arising under the HNL Contracts prior to the Closing, or
(y) any liability attributable to a failure by HNL to comply with the foregoing prior to the Closing Date. Any such assignment and transfer shall be evidenced by an assignment and assumption agreement or such other agreement as the parties reasonably determine is necessary or appropriate.

     Section 5.11 Reinsurance Agreement. Seller and Purchaser shall cause their respective Affiliates to enter into, effective as of the Closing Date, the Reinsurance Agreement.

     Section 5.12 Strategic Relationship Agreement. Seller and Purchaser or its Designee shall enter into, effective as of the Closing Date, the Strategic Relationship Agreement.

     Section 5.13 Transition Service Agreement. Seller and Purchaser shall negotiate in good faith and enter into on or after the Closing, the Transition Service Agreement.

     Section 5.14 Network Access Agreement. Seller and Purchaser shall cause their respective Affiliates to enter into, effective as of the Closing Date, the Network Access Agreement.

     Section 5.15 Termination of Contracts. Except for any (i) inter-Affiliate contracts necessary to administer the Dental Business on or after the Closing Date, (ii) any contract under which the Company is obligated to provide, arrange for the provision of, or indemnify for the costs of dental services and supplies of the Employees of Seller and its Affiliates and (iii) the arrangement related to that certain real property lease dated April 9, 1997 by and between Foundation Health Corporation and The Irvine Company (the "FHC Lease"), all contracts between the Company and any Affiliate of the Company shall be terminated effective as of the Closing Date. Seller and Purchaser agree to use their commercially reasonable efforts and exercise good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and proper to settle expeditiously any obligations arising from any inter-Affiliate contract terminated as required by this Section 5.15. With respect to the FHC Lease, Seller shall make available for use by the Company until May 31, 2004, the 49,920 rentable square feet ("RSF") subject to the FHC Lease, and the Company shall pay rent to Seller for the use of such space at a base rent of $1.40 per RSF per month and a common area charge of $.33 per RSF per month. The Company shall have the right to terminate its occupancy of the of the space subject to the FHC Lease upon sixty (60) days notice to Seller and payment of one month's base rent.

     Section  5.16  Employment  Matters;  Severance.

     (a) Purchaser may, but is not required by this Agreement, to offer continued employment to the Employees after the Closing Date. Purchaser shall pay all costs associated with any such continued employment, including all salary, benefits, relocation expenses, and other compensation to Employees accruing from and after the Closing Date. Schedule 5.16 contains a summary of
                                             -------------
the benefit plans and arrangements Purchaser intends to provide Employees retained after the Closing. Not later than ninety (90) days prior to the Closing Date, Purchaser shall provide Seller with a list of those Employees it intends to retain after the Closing (the "Retained Employees") and the list of Retained Employees may be amended by Purchaser prior to Closing unless any proposed amendment would result in any cost, liability or prejudice to Seller or any Employee. Purchaser shall offer or cause the Company to offer Retained Employees cash compensation for a period of six (6) months after the Closing equivalent to their most recent base compensation immediately preceding the
Closing  Date,  provided,  however,  Purchaser shall have the right to negotiate
                --------   -------
with individual Retained Employees for the purpose of offering such Retained Employees alternative positions with cash compensation appropriate for such positions which may be less than their most recent base compensation immediately preceding the Closing Date. On or prior to the Closing Date, Seller may terminate or transfer any Employee other than the Retained Employees. Seller and Purchaser shall pay severance to those Employees so terminated and any Retained Employee terminated by Purchaser after the Closing in accordance with the severance methodology set forth as Exhibit D hereto, provided, however, to
                                         ---------         --------  -------
the  extent a "Group One" Employee (as that term is defined in Exhibit D hereto)
                                                               ---------
is  retained  as  an  employee
by Seller or any Affiliate of Seller instead of terminated by Seller, the Vision Severance Credit shall be reduced by that percentage of each such retained Group One Employee's time spent on vision business as set forth on Schedule 3.16(a)
                                                                ----------------
multiplied by the total severance obligations attributable to each such Employee as of the Closing Date. Any Employee terminated pursuant to this Section 5.16 shall be provided severance (i) according to Seller's severance policy set forth as Exhibit E hereto, if such Employee is terminated at Closing or within the six
   ---------
(6) month period following the Closing; or (ii) according to Purchaser's then current severance policy, if such Employee is terminated after expiration of such six (6) month period. Calculation of all employee benefits provided to Retained Employees by Purchaser, including but not limited to, severance for any Retained Employee terminated by Purchaser after the expiration of the six (6) month period shall include credit for such Retained Employee's time as an employee of the Company.

     (b) Seller shall provide any notice required by WARN resulting from the termination of Employees prior to the Closing Date, and Purchaser shall provide any notice required by WARN resulting from the termination of any Retained Employees.

     Section 5.17 Name Change. Except in accordance with the terms of the Strategic Relationship Agreement, Purchaser shall cease using any and all trade names, trademarks, logos and trade dress belonging to Seller or its Affiliates, including, without limitation, those containing the words "Health Net" "Health Net Dental," "Health Net Life" or any other name, term or identification that suggests, simulates or is confusing due to its similarity to any of the foregoing, in its literature, inventory, products, labels packaging, supplies or other materials relating to the Company as soon as practicable, but in any event, subject to any applicable approval by Governmental Authorities, within one hundred and twenty (120) days after the Closing Date. Unless otherwise provided in the Strategic Relationship Agreement, after one hundred and twenty
(120) days, any inventory of Company supplies utilized by Purchaser shall be relabeled (by sticker or other reasonable method) with Purchaser's own trade name and trade marks. Insofar as the Company's name is used in the Company's outstanding agreements, Purchaser and the Company shall be entitled to use the names set forth therein to the extent necessary to enforce fully the provisions of those agreements until the termination or renewal of those agreements in the ordinary course.

     Section  5.18  Sale of MediCal and Healthy Families Business. If within one
(1) year of the Closing Date, Purchaser enters into one or more definitive agreements to sell or otherwise transfer the Company's MediCal or Healthy Families business to an unaffiliated entity or entities, Purchaser shall pay Seller upon the consummation of such transaction(s) one-third (1/3) of the gross consideration received by Purchaser in connection with any such transactions.

     Section 5.19 Interaffiliate Accounts. The parties acknowledge that all interaffiliate accounts of the Company may not be settled as of the Closing and that any post-Closing settlements of interaffiliate accounts shall be settled within sixty (60) days after the Closing, provided that any further adjustments required thereafter shall be taken into account in the preparation of the Final Balance Sheet. Purchaser agrees to cooperate as necessary to settle any such interaffiliate accounts.

     Section  5.20  Non-Competition.  Except as provided below, during the sixty
(60) months immediately following the Closing Date, Seller agrees that neither it nor any of its Affiliates (a "Seller Entity") shall, without the prior written consent of the Purchaser:

     (a) directly or indirectly acquire a majority interest (whether by merger, consolidation, purchase of stock or assets, or otherwise) of any Competitor (as defined below); or

     (b) engage, directly or indirectly, in the dental HMO, dental PPO or dental indemnity insurance business in California, Arizona and Oregon, and to the extent Seller exercises its option to extend the Strategic Relationship Agreement to additional states, engage directly or indirectly in the dental HMO, dental PPO or dental indemnity insurance business in any such additional states (the "Additional States").

     For purposes of this Section, a "Competitor" shall mean an entity that derives 25% or more of its gross revenue during the calendar year next preceding the date of determination, from the dental HMO, dental PPO or dental indemnity insurance business in California, Arizona, Oregon, or if relevant, any Additional States. Notwithstanding the foregoing, the restrictions contained in this Section 5.20 shall not prohibit the acquisition by a Seller Entity of ownership of an entity that offers or operates a dental HMO, dental PPO or dental indemnity insurance business in the states of California, Arizona or Oregon, or if relevant, any Additional States and is part of an organization with multiple businesses (a "Multi-Business Company"), whether the ownership by a Seller Entity results from the consummation of a transaction in which the Multi-Business Company is either acquired by a Seller Entity or in which the Multi-Business Company acquires a Seller Entity, or by merger or consolidation; provided that the dental HMO, dental PPO and dental indemnity insurance business
--------
of the Multi-Business Company does not account for more than thirty (30%) percent of the annual gross revenues of the combined operations of the Multi-Business Company and the Seller Entity.

     The restrictions contained in this Section 5.20 shall have no further force or effect in the event the Strategic Relationship Agreement is terminated based upon a breach thereof by Purchaser.

                                   ARTICLE VI
                      CONDITIONS TO PURCHASER'S OBLIGATIONS
                      -------------------------------------

     The obligation of Purchaser to purchase the Shares at the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     Section 6.1 Representations, Warranties and Covenants. All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representation and warranty that is given as of a particular date and relates solely to a particular date or period shall be true as of such date or period, and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed by an executive officer of Seller to the foregoing effect.

     Section 6.2 No Proceeding or Litigation. No injunction, order, decree or other relief having the force of law shall have been issued by any judicial authority or Governmental Authority and be in effect, restraining, prohibiting, modifying or preventing the consummation of the transactions contemplated hereby. No action, suit or proceeding shall have been instituted and be continuing by any Governmental Authority or any other Person to restrain, modify or prevent the consummation of the transactions contemplated hereby.

     Section 6.3 Corporate Action. Seller shall have delivered to Purchaser a copy of the resolutions duly adopted by the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Seller, certified by the Secretary or an Assistant Secretary of Seller.

     Section 6.4 Consents and Approvals. All approvals, authorizations, consents and other actions required to be obtained from, and all filings and notices required to be made with or given to, any judicial authority or Governmental Authority in connection with the transactions contemplated by this Agreement shall have been obtained, made or given, as the case may be, and shall be in full force and effect (without any term, condition or restriction reasonably unacceptable to Purchaser), and any waiting period required by applicable Law or any Governmental Authority shall have expired or been earlier terminated. Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents and other actions, the making of such filings and the giving of such notices.

     Section 6.5 Resignation of Officers and Directors. Seller shall have caused the officers and directors of the Company to have tendered to the Company their resignations as officers and directors of the Company, effective as of the Closing Date.

     Section 6.6 Transfer of HNL Contracts. Subject to the limitations contained in Section 2.5, Seller shall have caused HNL to assign or otherwise transfer the HNL Contracts to Purchaser, or its Designee.

     Section 6.7 Strategic Relationship Agreement. Seller and Purchaser, or its Designee, shall have entered into the Strategic Relationship Agreement.

     Section 6.8 Transfer of Books and Records. HNL and Seller shall transfer to Purchaser or its Designee the Books and Records.

     Section 6.9 Reinsurance Agreement. HNL and SafeHealth shall have entered into the Reinsurance Agreement.

     Section 6.10 Network Access Agreement. Seller and Purchaser shall have entered into the Network Access Agreement.

     Section 6.11 Transition Services Agreement. The Seller and Purchaser shall have entered into the Transition Services Agreement.

                                   ARTICLE VII
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligation of Seller to sell the Shares to Purchaser at the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     Section 7.1 Representations, Warranties and Covenants. All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by an executive officer of Purchaser to the foregoing effect.

     Section 7.2 No Proceeding or Litigation. No injunction, order, decree or other relief having the force of law shall have been issued by any judicial authority or Governmental Authority and be in effect, restraining, prohibiting, modifying or preventing the consummation of the transactions contemplated hereby. No action, suit or proceeding shall have been instituted and be continuing by any Governmental Authority or any other Person to restrain, modify or prevent the consummation of the transactions contemplated hereby.

     Section 7.3 Corporate Action. Purchaser shall have delivered to Seller a copy of the resolutions duly adopted by the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Purchaser, certified by the Secretary or an Assistant Secretary of Purchaser.

     Section 7.4 Consents and Approvals. All approvals, authorizations, consents and other actions required to be obtained from, and all filings and notices required to be made with or given to, any judicial authority or Governmental Authority in connection with the transactions contemplated by this Agreement shall have been obtained, made or given, as the case may be, and shall be in full force and effect (without any term, condition or restriction reasonably unacceptable to Seller), and any waiting period required by applicable Law or any Governmental Authority shall have expired or been earlier terminated. Seller shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents and other actions, the making of such filings and the giving of such notices.

     Section 7.5 Purchase Price. Seller shall have received the Purchase Price in the manner specified in Section 2.8.

     Section 7.6 Strategic Relationship Agreement. Seller and Purchaser, or its Designee, shall have entered into the Strategic Relationship Agreement.

     Section 7.7 Reinsurance Agreement. HNL and SafeHealth shall have entered into the Reinsurance Agreement.

     Section 7.8 Network Access Agreement. Seller and Purchaser shall have entered into the Network Access Agreement.

     Section 7.9 Transition Services Agreement. Seller and Purchaser shall have entered into the Transition Services Agreement.

                                  ARTICLE VIII
                    SURVIVAL, INDEMNIFICATION AND ARBITRATION
                    -----------------------------------------

     Section 8.1 Survival. The representations and warranties of the parties contained herein, or in any Schedule hereto or certificate delivered as provided hereunder, shall survive until the second annual anniversary of the Closing Date (the "Survival Period"); provided, however, that the representations and warranties made in Section 9.1 shall survive for the period set forth in Section 9.7.

     Section 8.2 Indemnification. Seller hereby agrees to indemnify Purchaser against and to hold Purchaser harmless from any damages, liabilities, losses or costs (including, without limitation, reasonable attorneys' fees and expenses)
(i) arising out of or due to any inaccuracy in any representation or breach of any warranty of Seller contained herein (or in any Schedule hereto or certificate delivered as provided hereunder) or in any other Transaction Document to which it is party, or the breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement or any other Transaction Document to which it is party, provided, however, that Seller shall have no liability to Purchaser as a result of the breach of any representation or warranty to the extent that Purchaser had actual knowledge that such representation or warranty was incorrect or untrue prior to the Closing Date, and (ii) arising out of or due to any Litigation pending or hereafter instituted respecting actions or omissions by the Company occurring prior to the Closing Date, including but not limited to, any matters set forth in Schedule 3.14. Any provision or reserve for damages, liabilities, losses or costs relating to any Litigation pending or threatened against the Company included on Financial
Statements  of  the  Company  shall  be  reversed  prior  to  the  Closing.

     (a) Purchaser hereby agrees to indemnify Seller against and to hold Seller harmless from any damages, liabilities, losses or costs (including, without limitation, reasonable attorneys' fees and expenses) arising out of or resulting directly or indirectly from any inaccuracy in any representation or breach of any warranty of Purchaser contained herein (or in any Schedule hereto or certificate delivered as provided hereunder) or in any other Transaction Document to which it is party or the breach or nonfulfillment of any covenant, agreement or other obligation of Purchaser under this Agreement or any other Transaction Document to which it is party, provided, however, that Purchaser
                                               --------  -------
shall have no liability to Seller as a result of the breach of any representation or warranty to the extent that Seller had actual knowledge that such representation or warranty was incorrect or untrue prior to the Closing Date.

     (b) The right of any party hereto to indemnification shall be limited to claims asserted in writing delivered by such party to the other party hereto during the Survival Period. The indemnification to which either party hereto is entitled from the other party hereto pursuant to this Section 8.2 shall become effective only after the amount of such liability suffered or incurred by the party entitled to indemnification exceeds in the aggregate $250,000 and such liability shall be limited to those amounts in excess thereof. In any event, the maximum indemnification amount to which either party hereto is entitled from the other party hereto pursuant to this Section 8.2 shall not exceed $5,000,000.

     (c) Any dispute with respect to any amounts owed by Seller to Purchaser or by Purchaser to Seller under this indemnification provision shall be subject to arbitration as provided in Section 8.8 hereunder.

     (d) The party seeking indemnification under this Section (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any claim, suit, action or arbitration in respect of which indemnity may be sought under this Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such claim, suit, action or arbitration proceeding at its own expense. The Indemnifying Party shall not be liable under this Section for any settlement effected without its consent (which shall not be unreasonably withheld or delayed) of any claim, suit, action or proceeding in respect of which indemnity may be sought hereunder.

     Section  8.3  Treatment  of  Indemnity  Payments.

     (a) The parties agree that any payment made under Section 8.2 hereof will be treated by Seller and/or Purchaser on their Tax Returns as an adjustment to the Purchase Price. The amount which an Indemnifying Party is required to pay to, for or on behalf of the other party (hereinafter referred to as an "Indemnitee") pursuant to this Article VIII shall be adjusted (including,
 ----------
without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such Indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss") and (ii) to take account of any
                            ------------------
Tax benefit realized as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment."
                                                             -----------------
If an Indemnitee has received or has had paid on its behalf an Indemnity Payment for an Indemnifiable Loss and subsequently receives insurance proceeds for such an Indemnifiable Loss, or realizes any Tax benefit as a result of such Indemnifiable Loss, then the Indemnitee shall (i) promptly notify the Indemnifying Party of the amount and nature of such proceeds and benefits and
(ii) pay to the Indemnifying Party the amount of such insurance proceeds or Tax benefits or, if lesser, the amount of the Indemnity Payment.

     Section 8.4 Mitigation of Loss. Each Indemnitee is obligated to use reasonable efforts to mitigate the amount of any Loss for which it is entitled to seek indemnification hereunder, and the Indemnifying Party shall not be required to make any payment to an Indemnitee in respect of such Loss to the extent such Indemnitee failed to comply with the foregoing obligation.

     Section 8.5 Subrogation. Upon making any Indemnity Payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relate; provided, however, that until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying

Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

     Section 8.6 Tax Indemnification. Notwithstanding anything in this Article VIII to the contrary, the rights and obligations of the parties with respect to indemnification (and all limitations applicable to such indemnification) for any and all representations, warranties, covenants, and other agreements set forth in Article IX shall be governed solely by the indemnification provisions of
Article  IX.

     Section 8.7 Exclusive Remedy. Following the Closing, the indemnities provided for in this Article VIII shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, Affiliates, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date). The parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended), all of which the parties hereby waive, provided, however, nothing herein is intended to waive any claims for intentional fraud.

     Section 8.8 Arbitration. In the event of any dispute between the parties hereto relating to, arising out of, or in connection with any provision of this Agreement or any other Transaction Document (hereinafter a "Dispute"), the parties to this Agreement and their representatives, designees, successors and assigns agree that any such Dispute shall be settled by binding arbitration to take place in Orange County, California; provided, however, that nothing herein shall preclude the parties from seeking equitable judicial relief pending arbitration, including but not limited to injunctive or other provisional relief. The parties agree that this agreement to arbitrate shall survive any termination of this Agreement or any other Transaction Document.

     (a) Any arbitration hereunder shall be conducted by a single arbitrator chosen from the panel of arbitrators of the Judicial Arbitration & Mediation Services ("JAMS") with experience and expertise in the dental HMO or dental indemnity insurance business. If a JAMS arbitrator with specific experience in the dental HMO or dental indemnity insurance business is not available, the arbitrator must have general experience in the health insurance industry. Within ten (10) days of notice of a Dispute from Seller to Purchaser or notice from Purchaser to Seller, the Seller and Purchaser shall use their best efforts to choose a mutually agreeable arbitrator. If the Purchaser and the Seller cannot agree on an arbitrator, the arbitrator shall promptly be selected by JAMS.

     (b) The party submitting a Dispute to arbitration hereunder shall present its case to the arbitrator and the other party hereto in written form within twenty (20) days after the appointment of the arbitrator. The other party hereto shall then have twenty (20) days to submit a written response to the arbitrator and the original party who submitted the Dispute to arbitration. After timely receipt of each party's case, the arbitrator shall have twenty (20) days to render his or her decision.

     (c) The arbitrator is relieved from judicial formalities and, in addition to considering the rules of law, the limitations contained in this Agreement and the customs and practices of the health care industry, shall make his or her award with a view to effectuating the intent of this Agreement. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered thereon in a court of competent jurisdiction. Each party shall bear its own cost of arbitration, and the costs of the arbitrator shall be shared equally among each party to a Dispute.

                                   ARTICLE IX
                                   TAX MATTERS
                                   -----------

     Section 9.1 Seller Indemnification. Seller shall be liable for, and shall indemnify and hold Purchaser harmless against, all Taxes of the Company payable for any taxable year or taxable period ending on or before the Closing Date, but only to the extent such Taxes exceed the amount of Taxes that have been reserved for in the Financial Statements, and any premium taxes arising on account of any premium with respect to the HNL Dental Business allocable to coverage prior to the Closing Date. To appropriately apportion any income Taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties shall apportion such income Taxes to the taxable period ending on or before the Closing Date by a closing of the Company's books consistent with its past practice for reporting items, except that (i) exemptions, allowances or deductions that are calculated on a time basis, such as the deduction for depreciation, shall be apportioned on a time basis and (ii) all Taxes relating to actions outside the ordinary course of business, occurring after the Closing shall be apportioned to the period ending after the Closing Date and all Taxes relating to actions outside the ordinary course of business, occurring prior to the Closing shall be apportioned to the period ending on the Closing Date. To appropriately apportion any non-income Taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties shall apportion such non-income Taxes to the taxable period ending on or before the Closing Date as follows: (x) ad valorem Taxes (including, without limitation, real and personal property taxes ) shall be accrued on a daily basis over the period for which such Taxes are levied, or if it cannot be determined over the period such Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, (y) all Taxes relating to actions outside the ordinary course of business occurring after the Closing shall be apportioned to the period ending after the Closing Date and (z) franchise and other privilege Taxes not measured by income shall be accrued on a daily basis over the period to which the privilege relates.

     Section 9.2 Purchaser and the Company Indemnification. Purchaser and the Company shall be liable for, and shall indemnify and hold Seller and any of its Affiliates harmless against, any and all Taxes imposed on the Company relating or apportioned to any taxable year or portion thereof ending after the Closing Date including, without limitation, all Taxes relating to actions outside the ordinary course of business occurring after the Closing, on the Closing Date.

     Section 9.3 Preparation of Tax Returns. Seller shall prepare and file, or cause to be filed, all Tax Returns (including amended Tax Returns) relating to the Company for any Tax period ending on or prior to the Closing Date. Purchaser shall prepare and file, or cause to be filed, all other Tax Returns relating to the Company.

     Section 9.4 Refunds or Credits. Purchaser or the Company shall promptly pay to Seller any refunds or credits (including interest paid by the IRS thereon) relating to Taxes for which Seller may be liable under Section 9.1 hereof except to the extent such refund or credit is included as an asset on the Closing Balance Sheet and used to calculate the Excess Tangible Net Equity. If Purchaser or Company receives a refund from the IRS relating to Taxes for which Seller may be liable under Section 9.1 hereof and fails to pay such refund to Seller within thirty (30) days of receipt, Purchaser shall pay interest on such refund at the rate of one-percent (1%) until such amount is paid to Seller. For purposes of this Section 9.4, the terms "refund" and "credit" shall include a reduction in Taxes and the use of an overpayment of Taxes as an audit or other Tax offset. Receipt of a refund shall occur upon the filing of a Tax Return or an adjustment thereto using such reduction, overpayment or offset, or upon the receipt of cash. Upon the request of Seller, Purchaser shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such Taxes; provided, however, that Purchaser shall not be required to file such claims for refund to the extent such claims for refund would have a Purchaser Material Adverse Effect in future periods or to the extent the claims for refund relate to a carryback of an item. Purchaser shall be entitled to all other refunds and credits of Taxes; provided, however, that Purchaser will not allow the amendment of any Tax Return relating to any Taxes for a period (or portion thereof) ending on or prior to the Closing Date or the carryback of an item to a period ending prior to Closing without Seller's consent.

     Section  9.5  Section  338(h)(10)  Election.

     (a) Purchaser shall have the right, but not the obligation, to require Seller upon written request delivered to Seller within one hundred and eighty
(180) days after the Closing Date, to join with Purchaser in making the elections provided for in section 338(g) and section 338(h)(10) of the Code (the "338 Elections"). If Purchaser exercises its right to make the 338 Elections, Purchaser and Seller shall also make such other similar elections as may be necessary for state and local income tax purposes provided that such elections achieve substantially the same results to Purchaser, Seller and the Company as the 338 Elections achieve for federal income tax purposes and, for purposes of this Agreement, the term "338 Elections" shall be deemed to include any such state and local income tax elections. Purchaser and Seller shall comply fully with all filings and other requirements necessary to effectuate the 338 Elections on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of all Tax Returns required to be filed in connection with the making of the 338 Elections, including the exchange of information and the joint preparation and filing of Form 8023 (including related schedules).

     (b) The fair market value, "aggregate deemed sales price," and "adjusted grossed-up basis" (as those terms are defined in the Treasury Regulations promulgated under section 338 of the Code) of each asset of the Company shall be determined in accordance with the allocation (the "Allocation") mutually agreed upon, in writing, by Purchaser and Seller. Purchaser and Seller shall (i) assist each other in the preparation of the Allocation; (ii) agree to act in accordance with the Allocation in the preparation and filing of all Tax Returns and in the course of any tax audits, appeals, or litigation relating thereto; and (iii) each notify the other as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority that affects or may affect the Allocation.

     (c) If Purchaser and Seller make the 338 Elections, the Tax attributable to the gain realized by the Company on the deemed sale of its assets pursuant to the 338 Elections shall be allocated and paid (i) by Seller, to the extent of the amount of Tax that, if the 338 Elections had not been made, would have been imposed on the gain realized by Seller on the sale of the Shares pursuant to this Agreement, and (ii) by Purchaser, to the extent of the remaining portion of such Tax. Any Tax imposed upon Seller that is attributable to the 338 Elections and that is in excess of the amount described in clause (i) of the immediately preceding sentence shall be paid by Purchaser to Seller at least five (5) Business Days prior to the due date for payment of such Tax.

     (d) For purposes of Section 9.5(c), the "amount of the Tax that, if the 338 Elections had not been made, would have been imposed on the gain realized by Seller on the sale of the Shares pursuant to this Agreement" shall be the excess of (i) the aggregate amount of Tax that would have been imposed on Seller (or the consolidated, combined, or unitary group of which Seller is a member) for the taxable period that includes the Closing Date if the 338 Elections had not been made over (ii) the aggregate amount of Tax that would have been imposed on Seller (or the consolidated, combined, or unitary group of which Seller is a member) for such taxable period if the 338 Elections had not been made and Seller recognized no gain on the sale of the Shares. Within sixty (60) days following the Closing Date, Seller shall provide Purchaser a calculation of such excess, showing all information necessary to the computation, and which shall include a schedule that sets forth the determination (including any and all adjustments made pursuant to the federal consolidated tax return rules as provided in sections 1502 and 1503 of the Code and the Treasury Regulations promulgated pursuant to such sections) of Seller's adjusted tax basis in the Shares as of the Closing Date.

     (e) The Tax described in Sections 9.5(c) and 9.5(d) shall be increased or decreased, as the case may be, by any adjustments to such Tax that occur after the Closing Date.

     (f) Each party shall use its best efforts to minimize the amount of any Tax allocable to the other pursuant to Section 9.5(c).

     (g) Notwithstanding anything in this Article IX to the contrary, if Purchaser and Seller make the 338 Elections, Purchaser shall pay or cause to be paid all Tax allocable to Purchaser pursuant to Section 9.2(c).

     Section 9.6 Mutual Cooperation. As soon as practicable, but in any event within fifteen (15) days after either Seller's or Purchaser's request, as the case may be, Purchaser shall deliver to Seller or Seller shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of the Company and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable Seller, Purchaser or the Company to satisfy their accounting or Tax requirements. For a period of five years from and after the Closing, Purchaser and Seller shall, and shall cause their Affiliates to, maintain and make available to the other party, on such other party's reasonable request, copies of any and all information, books and records referred to in this Section 9.6. After such five-year period, Purchaser or Seller may dispose of such information, books and records, provided that prior to such disposition, Purchaser or Seller shall give the other party the opportunity to take possessions of such information, books and records.

     Section 9.7 Contests. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Seller is or may be liable under this Agreement, Purchaser shall, if informed of such an assertion, promptly inform Seller within five (5) Business Days, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Seller may be liable under the Agreement. If Purchaser fails to provide such notice and such failure shall prejudice Seller's ability to defend such assessment, then Seller's obligation under Section 9.1 shall be null and void with regard to such assessment. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Seller may be liable under this Agreement.

     Section 9.8 Survival of Obligations. The obligations of the parties set forth in this Article IX shall be unconditional and absolute, and shall remain in effect until 30 days after the expiration of the applicable statute of limitations.

                                    ARTICLE X
                                   TERMINATION
                                   -----------

     Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a)  by  mutual  agreement  of  the  parties  hereto  in  writing;

     (b) at the election of either party hereto if any of the conditions to its obligation to consummate the transactions contemplated hereby have not been fulfilled as of June 30, 2003 (the "Optional Termination Date"), provided,
                                                                       --------
however,  that  in the event the Closing of the transactions contemplated hereby
-------
has not occurred prior to the Optional Termination Date solely because of the failure to obtain consents, approvals, permits or authorizations as required by the conditions set forth in Sections 6.4 or 7.4, despite the responsible party using its commercially reasonable efforts to obtain such consents, approvals permits or authorizations, the Optional Termination Date will automatically be amended to be September 30, 2003; or

     (c) at the election of Seller if Purchaser has failed to provide reasonably satisfactory written evidence of the availability of, or commitment for, sufficient funds in an aggregate amount of not less than the anticipated Purchase Price, as may be adjusted pursuant to Section 2.4 hereof, plus all contemplated fees and expenses expected to be incurred by Purchaser related to the Transactions contemplated by this Agreement within fifteen (15) days of the date of this Agreement.

     Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall thereafter become void and of no force and effect, and neither party hereto shall have any liability to the other party hereto in respect of this Agreement, except that Sections 5.9 (Confidentiality), Section 8.8 (Arbitration) and 11.2 (Fees and Expenses), and this Article X shall survive any such termination.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

     Section 11.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand by certified process server, certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type). Notices shall be effective upon receipt and shall be addressed as follows:

     (a) if to Purchaser to:


                             SafeGuard Health Enterprises, Inc.
                             95 Enterprise, Suite 100
                             Aliso Viejo, California  92656
                             Attn.: James E. Buncher
                             President and Chief Executive Officer
                             Tel: (949) 425-4100
                             Fax: (949) 425-4101

                        with a copy to:

                             Ronald I. Brendzel
                             Senior Vice President and General Counsel
                             SafeGuard Health Enterprises, Inc.
                             95 Enterprise, Suite 100
                             Aliso Viejo, California  92656
                             Tel: (949) 425-4110
                             Fax: (949) 425-4586

                        and

                             David K. Meyercord
                             Strasburger and Price, LLP
                             901 Main Street, Ste. 4300
                             Dallas, Texas  75202-3794
                             Tel: (214) 651-4525
                             Fax: (214) 659-4023

     (b) if to Seller to:
                             Health Net, Inc.
                             Att:  General Counsel
                             21650 Oxnard Street
                             Woodland Hills, California  91367
                             Tel: (818) 676-7601
                             Fax: (818) 676-7503
                        with a copy to:

                             Kenneth B. Schnoll
                             Sonnenschein Nath & Rosenthal
                             685 Market Street
                             San Francisco, CA  94105
                             Tel: (415) 882-0210
                             Fax: (415) 543-5472

or to such other respective addresses as Seller or Purchaser shall designate to the other by notice in writing, provided that notice of a change of address shall be effective only upon receipt.

     Section 11.2 Fees and Expenses. Except as otherwise provided herein, each of the parties to this Agreement shall pay its respective fees and expenses (including, without limitation, the fees and expenses of any investment bankers, counsel, actuaries, accountants or other representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

     Section 11.3 Entire Agreement; Waivers and Amendments. This Agreement (including the Exhibits and the Schedules hereto) and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements written or oral, with respect hereto and thereto. This Agreement and the other Transaction Documents may be amended or modified, and the terms hereof and thereof may be waived, only by a writing signed by parties hereto or thereto, as the case may be, or, in the case of a waiver, by the party waiving compliance.

     Section 11.4 Assignment; Binding Effect. This Agreement and the other Transaction Documents may not be assigned or delegated, in whole or in part, by any party hereto or thereto without the prior written consent of the other hereto or thereto, which consent shall not be unreasonably withheld. This Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective permitted successors and assigns.

     Section 11.5 Severability. In the event that any provision of this Agreement or any other Transaction Document shall be declared invalid or unenforceable by a court of competent jurisdiction, such provision, to the extent declared invalid or unenforceable, shall not affect the validity or enforceability of the other provisions of this Agreement or any other Transaction Document, as the case may be. In the event that any such provision shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law or judicial authority and shall continue to be fully enforceable as so modified.

     Section 11.6 Force Majeure. No party hereto shall be liable for any delay or failure in the performance of any obligation under this Agreement or for any loss or damage (including indirect or consequential damage) to the extent that such nonperformance, delay, loss or damage results from any contingency which is beyond the control of such party, provided such contingency is not caused by the fault or negligence of such party. A contingency for purposes of this Agreement shall be acts of God, fires, floods, earthquakes, explosions, storms, wars, hostilities, acts of terrorism, blockades, public disorders, quarantines, restrictions, embargoes, strikes or other labor disturbances, and compliance with any Law, order or control of, or insistence of any Governmental Authority or military authority.

     Section 11.7 Governing Law. This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

     Section 11.8 Headings. The Article and Section headings in this Agreement and the other Transaction Documents are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement or the other Transaction Documents.

     Section 11.9 Counterparts. This Agreement and any of the other Transaction Documents may be executed in counterparts, each of which shall be deemed an original and both of which shall together constitute one fully executed agreement.

     Section 11.10 No Third Party Beneficiaries. Nothing in this Agreement or in any other Transaction Document is intended to give any Person, other than the parties to the Transaction Documents, their successors, and permitted assigns, any legal or equitable right or remedy hereunder or thereunder, or in respect to any provision hereof or thereof.




                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                               SAFEGUARD HEALTH ENTERPRISES, INC.
                                    Purchaser



                               By:   /s/ James E. Buncher
                                   ---------------------------------------------
                                   Name: James E. Buncher
                                   Title: President and Chief Executive Officer



                               By:   /s/ Ronald I. Brendzel
                                   ---------------------------------------------
                                   Name: Ronald I. Brendzel
                                   Title: Senior Vice President and Secretary



                               HEALTH NET, INC.
                                    Seller



                               By:   /s/ B. Curtis Westen
                                   ---------------------------------------------
                                   Name: B. Curtis Westen
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

                              DISCLOSURE SCHEDULES
                              --------------------

THE SECTION NUMBERS IN THE DISCLOSURE SCHEDULES CORRESPOND TO THE SECTION NUMBERS IN THE PURCHASE AND SALE AGREEMENT PROVIDED, HOWEVER, IT IS ACKNOWLEDGED BY THE PARTIES THAT ANY INFORMATION DISCLOSED HEREIN UNDER ANY SECTION NUMBER SHALL BE DEEMED TO BE DISCLOSED AND INCORPORATED IN EVERY OTHER SECTION OF THE AGREEMENT. NOTHING HEREIN CONSTITUTES AN ADMISSION OF LIABILITY OF THE SELLER OR AN ADMISSION AGAINST THE INTEREST OF SELLER.

     2.1      Material assets and Properties Owned or Leased by the Company

     2.4      HNL Contracts

     2.12     Purchase Price Allocation

     3.3      No Violation or Breach

     3.4      Consents and Approvals

     3.5      Organization and Qualification of the Company

     3.6      Organization and Qualification of HNL

     3.10(b)  Undisclosed Liabilities

     3.10(c)  Aged Accounts Receivable

     3.10(e)  HNL Financial Information

     3.11     No Material Adverse Change

     3.12     Permits

     3.13     Compliance with Law

     3.14     Legal Proceedings

     3.15(a)  Material Contracts

     3.15(f)  Management Contracts

     3.15(h)  Commission Agreements

     3.16(a)  Employees

     3.16(b)  Employer Contracts

     3.16(c)  Employer Loans and Guarantees

     3.16(d)  Consultant List

     3.16(e)  Leased Employers and Independent Contractors

     3.17     Employee Benefit Plans

     3.18     No Brokers

     3.19     Title and Condition of Properties

     3.21     Insurance

     3.23     Information Technology and Software

     3.24     Transactions with Affiliates

     3.25     Improper Payments

     4.3      No Violation or Breach (Purchase)

     4.4      Consents and Approvals (Purchaser)

     4.5      Legal Proceedings (Purchaser)

     5.1      Conduct of Business

     5.16     Employee Benefit Plans (Purchaser)

                                    EXHIBIT A

                              REINSURANCE AGREEMENT
                              ---------------------

                                    EXHIBIT B

                        STRATEGIC RELATIONSHIP AGREEMENT
                        --------------------------------

                                    EXHIBIT C

                            NETWORK ACCESS AGREEMENT
                            ------------------------

                                    EXHIBIT D

                                 SEVERANCE PLAN
                                 --------------

                                    EXHIBIT E

                           HEALTH NET SEVERANCE POLICY
                           ---------------------------